UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 240.14a-12
Stifel Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LETTER FROM OUR CHAIRMAN & CEO

501 North Broadway St. Louis, Missouri 63102

April 26, 2024

Fellow Shareholders:

We cordially invite you to participate in the 2024 Annual Meeting of Shareholders of Stifel Financial Corp., which will be held virtually on Wednesday, June 5, 2024 at 9:30 a.m., Central Time. We hope that you will be able to participate.

Enclosed you will find a notice setting forth the business expected to come before the meeting and instructions for accessing this Proxy Statement and our Annual Report for the year ended December 31, 2023 on the Internet and for submitting proxy votes online. The notice also contains instructions on how to request a printed set of proxy materials.

Your vote is very important to us. Whether or not you plan to participate in the meeting directly, we hope that your shares are represented and voted.

Thank you for your investment in Stifel. I look forward to welcoming our shareholders to the Annual Meeting.

Sincerely,

Ronald J. Kruszewski Chairman of the Board and Chief Executive Officer

Proxy Statement for the 2024 Annual Meeting of Shareholders	1

SUMMARY COMPENSATION TABLE	48

Proxy Statement for the 2024 Annual Meeting of Shareholders	2

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	Wednesday, June 5, 2024 at 9:30 a.m., Central Time

VIRTUAL-ONLY ACCESS:

The 2024 Annual Meeting of Shareholders will be virtual-only. Anyone may enter the meeting as a guest in listen-only mode, but only shareholders as of the record date and holders of valid proxies may attend and participate in the meeting, vote electronically and submit questions before and during the meeting by visiting www.meetnow.global/MT2N47N at the meeting date and time. If you plan to attend the virtual meeting, please refer to Questions & Answers about the Annual Meeting on page 64 for details.

ITEMS OF BUSINESS:		Board Recommendation	Page Reference
	▶ Election of Directors, each as nominated by the Board of Directors (the “Board”)	For	12
	▶ An advisory vote to approve executive compensation (Say on Pay)	For	59
	▶ Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024	For	60
	▶ Transaction of such other business as may properly come before our 2024 Annual Meeting of Shareholders
RECORD DATE:	You are entitled to vote if you were a shareholder at the close of business on April 8, 2024
VOTING BY PROXY:

Your vote is very important. By April 26, 2024, we will have sent to certain of our shareholders a Notice of Internet Availability of Proxy Materials (Notice). The Notice includes instructions on how to access our Proxy Statement and 2023 Annual Report to Shareholders and vote online or by telephone, no later than the close of business on May 31, 2024. If you received a paper copy of the proxy card, you may mail your proxy vote in the provided envelope.

For additional information about our Annual Meeting, see the Questions & Answers about the Annual Meeting, beginning on page 65. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 5, 2024: Our Proxy Statement and 2023 Annual Report are available at www.stifel.com/investor-relations/annual-reports

By Order of the Board of Directors,

Mark P. Fisher, Corporate Secretary

April 26, 2024

Proxy Statement for the 2024 Annual Meeting of Shareholders	3

PERFORMANCE HIGHLIGHTS

We encourage you to read the following Performance Highlights as background to this Proxy Statement. Throughout this Proxy Statement, performance measures are GAAP-based unless otherwise noted. We explain why we use certain non-GAAP measures on page 47. All common share information in this Proxy Statement is adjusted for past splits.

Continued Strong Performance in 2023

▶	Net revenues of $4.35 billion, the third highest in our history, despite a challenging environment.

▶	Non-GAAP net income available to common shareholders of $532 million or $4.68 per diluted common share.

▶	Record net revenues in our Global Wealth Management operating segment.

▶	Record net interest income, up 28% over 2022.

▶	Record asset management revenues, up 3% over 2022.

▶	Recruited over 171 financial advisors, including 76 experienced employee advisors and 9 experienced independent advisors.

▶	Non-GAAP Return on Common Equity (ROCE) of 11.5% and Return on Tangible Common Equity (ROTCE) of 16.6%.

A History of Growth – Net Revenues, in Millions

15% CAGR
$4,349
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

A History of Growth – Assets, in Millions

15% CAGR
$37,727
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Proxy Statement for the 2024 Annual Meeting of Shareholders	4

A History of Growth over Multiple Business Cycles

▶	Over 9,000 associates worldwide.

▶	Over 2,300 financial advisors across the United States.

▶	Approximately 2,200 stocks under coverage – the largest small and mid-cap equity research platform in the United States.

▶	A balanced business model: 70% of revenues from Global Wealth Management (GWM); 30% from the Institutional Group (IG).

▶	$5.3 billion in shareholder equity.

▶	Low leverage of 7x.

▶	$7.0 billion in market capitalization.

Proxy Statement for the 2024 Annual Meeting of Shareholders	5

A History of Growth through Acquisitions

2005

LEGG MASON CAPITAL MARKETS

2006

MJSK Private Client Group
Miller Johnson Steichen Kinnard

2007

RYAN BECK & CO.

2008

FIRSTSERVICE BANK
RELATIONSHIP BANKING

BW ButlerWick
Investments-trust-insurance

2009

56 UBS Branches

2010

Thomas Weisel Partners

2011

S&Y STONE & YOUNGBERG

2012

MILLER BUCKFIRE

2013

KBW

Knight
Capital Markets

ACACIA
Federal Savings Bank

2014

DE LA ROSA
INVESTMENT BANKERS

MERCHANT CAPITAL L.L.C.

Oriel
SECURITIES

1919 INVESTMENT COUNSEL

2015

sterne agee

BARCLAYS
Wealth & Investment Management, Americas

2016

EATON
PARTNERS

ISMCapital LLP

2017

CITY SECURITIES CORPORATION

2018

Ziegler
Wealth Management

THE BUSINESS BANK
OF SAINT LOUIS

RAND & ASSOCIATES
WEALTH MANAGEMENT

2019

FIRST EMPIRE SECURITIES
Member FINRA/SIPC

MAINFIRST

MOORELAND
PARTNERS

B&F

gkb George K. Baum & Company
INVESTMENT BANKERS SINCE 1928

GMP Capital Inc.

2021

VINING SPARKS

2022

ACXIT

2023

TORREYA

SIERRA PACIFIC
SECURITIES

Proxy Statement for the 2024 Annual Meeting of Shareholders	6

SHAREHOLDERS’ SAY ON PAY: OUTREACH AND SHAREHOLDER INPUT

▶	Shareholders overwhelmingly support our compensation program

▶	Last year, more than 98% of shareholders voting supported

▶	Similarly strong support in recent years

▶	Senior management and the Committee are committed to a high level of shareholder outreach and response to input

▶	Ongoing communication with shareholders throughout the year

▶	Compensation-focused dialog with top 20 institutional shareholders, over 55% of outstanding shares

▶	Regular interface with our employees, over 26% of outstanding shares

▶	We have responded to feedback in recent years – some of our responsive actions have been

▶	Greater utilization of performance-based awards

▶	Clearly articulated goals

▶	More robust disclosure

▶	Some of our institutional shareholders publish proxy voting guidelines, including the following:

Institutional Shareholder Guidelines	Stifel Response	Cross-Reference

Incentive plans should reflect strategy and incorporate long-term shareholder value drivers, including metrics and timeframes.

Our Committee has developed a facts-based, performance-focused framework by which it assesses executive officer performance and sets compensation against clearly stated and measured Company and business goals.

Our Performance-Based Restricted Stock Units (PRSUs) are primarily based on measuring objective, clearly stated performance goals.

Page 25, Incentive Assessment Framework Results Page 42, Performance-Based Restricted Stock Units, PRSUs

Performance results should generally be achieved over a 3- to 5-year time horizon.	PRSUs are measured over a 4-year period and vest over a 5-year period. Both periods are longer than is typical in the market, which we believe results in stronger retention.	Page 42, Performance-Based Restricted Stock Units, PRSUs

Peer group evaluation should be used to maintain awareness of pay levels and practices.

Our peer group was identified by Compensation Advisory Partners LLC (CAP), our independent compensation consultant.

CAP provided the Committee with market data on executive compensation trends and executive officer compensation levels, and assisted the Committee with evaluation of pay-for-performance alignment.

Page 39, Independent Compensation Committee Consultant and Identification of Peer Group

Disclose the rationale behind the selection of pay vehicles and how these fit with intended incentives.	Our key executive compensation program elements include fixed and variable compensation, and we have disclosed the rationale behind the selection of pay vehicles and how they fit with intended incentives in detail in the sections referenced to the right.	Page 40, Key Executive Compensation Program Elements Page 41, Committee’s Perspective on Compensation Elements Page 31, Executive Compensation Determinations for 2023

Proxy Statement for the 2024 Annual Meeting of Shareholders	7

CORPORATE RESPONSIBILITY: ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Stifel is a global banking, wealth management, and investment banking firm with a distinguished history of consistently strong results in a variety of market environments. We approached 2023 as we have confronted other turbulent market environments during our long history: with thorough analysis of risk, dedication to our clients, and principled consideration of the priorities of our stakeholders. This premise is intrinsic to our corporate mission to be our associates’ Firm of Choice, our clients’ Advisor of Choice, and our shareholders’ Investment of Choice.

Our continued support of these constituents ensures that Stifel remains a sustainable business well positioned for long-term success. Our commitment to sustainable business practices is essential to creating value for associates, clients, and shareholders. Our Corporate Responsibility (CR) report, available at https://www.stifel.com/sustainability, details how we have continued to improve our practices and increase our transparency. This approach not only fits with our “Of Choice” philosophy but also is a key contributor to our firm’s success.

Our report takes inspiration from the investor-led Sustainability Accounting Standards Board (SASB) framework to communicate our corporate responsibility activities and impacts in a relevant and structured manner. As they change over time, we will regularly evaluate SASB and other reporting frameworks on an ongoing basis to ensure they are appropriate and provide the most relevant information for our stakeholders.

Our commitment to responsible business practices in our day-to-day operations is to continuously develop, refine, and maintain our internal processes in order to promote well-being and accountability within our operations. Looking forward, we will continue to evolve and structure procedures around these considerations for all our businesses. Additionally, we strive to be a company whose people reflect a wide range of diversity of thought, experiences and backgrounds. They are simply the best talent available to maximize our contributions to the communities, firms, and clients with whom we work.

Recent Environmental, Social, and Governance Programs and Efforts

$9 Million	$74 million	Good Homes	More Efficient	Data Security	31,000 hours

Stifel’s charitable contributions totaled over $9 million in 2023. In the past two years, our employee donation matching program totaled another $1.5 million.	Stifel obtained over $74 million in products and services from women, minority and veteran owned suppliers.	In 2023, Stifel was once again the number one underwriter of affordable housing transactions.	Stifel HQ is is completing a major phase of improvements, achieving a 33% increase in energy efficiency.	We continued to invest significantly in our technical services division to ensure Stifel’s clients and their information are thoroughly protected.	Stifel associates contributed over 31,000 hours of volunteering in 2023.

Stifel governance includes “responsible caretaking” with policies in place to ensure accountability. In accordance with NYSE and SEC rules, our Board of Directors is composed of two employee directors and nine independent directors, including a Lead Independent Director. Our board committees include Audit, Compensation, Corporate Governance & Nominations, and Risk Management, the members of which are 100% independent. Our firm’s corporate responsibility work, measurement, and tracking are overseen at the Board level by the Corporate Governance & Nominations Committee, which in recent years has met regularly each year to discuss topics including diversity, philanthropy, environmental policies, and community development. Each quarter this committee is presented with Corporate Responsibility program updates by the Head of Diversity and Inclusion, who manages Stifel’s CR program across our business segments. We believe our approach to responsibility is consistent with our firm’s philosophy and our commitment to long-term value creation.

Stifel takes data security seriously. Our data privacy and cybersecurity program has been designed for risk mitigation and defense, building on the National Institute of Standards and Technology (NIST) Cybersecurity Framework and the Center for Internet Security’s (CIS) Critical Security Controls. Security is inherent in every system architecture development we make. Since 2021 , Stifel has utilized the Agile SAFE methodology in the management of its information security programs. In 2023, we expanded the benefits of this approach to our infrastructure modernization initiatives, enabling increased prioritization of long-term workstreams and addressing systematic improvements with strategic rigor.

Proxy Statement for the 2024 Annual Meeting of Shareholders	8

CORPORATE GOVERNANCE HIGHLIGHTS

Key Facts about our Board

We strive to maintain a well-rounded and diverse Board that balances financial industry expertise with independence, and that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. As summarized below, our directors bring to our Board a variety of skills and experiences developed across a broad range of industries, both in established and growth markets, and in each of the public, private and not-for-profit sectors.

Board Membership Characteristics													12 Directors

Independence, Lead Ind. Dir.	I	I	I	I	I	I	N	I	I	L	N	I	83% Independent

Audit Committee (*see page 20)			C*	M				M	M			C*	5 Independent Directors

Compensation Committee	M					M				C			3 Independent Directors

Nominations & Corp. Gov. Cte.					M				C	M			3 Independent Directors

Risk Management Committee	M	M		M	C			M					5 Independent Directors

Years of Board Service	5	1	14	1	14	2	27	5	8	7	14	11	Average 9 years

Key Skills

Audit, Tax & Accounting			🌑		🌑	🌑	🌑	🌑	🌑	🌑		🌑	8 Directors

Cybersecurity	🌑		🌑	🌑		🌑	🌑	🌑	🌑	🌑			8 Directors

Digital	🌑		🌑			🌑	🌑	🌑	🌑	🌑	🌑		8 Directors

Banking			🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	10 Directors

Wealth Management			🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	10 Directors

Institutional Banking			🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑	9 Directors

General Management	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	12 Directors

Gov. Regulation and Public Policy		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑			8 Directors

Marketing and Branding	🌑			🌑		🌑	🌑	🌑	🌑	🌑			7 Directors

Risk Management	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	12 Directors

Talent & HR Management				🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		8 Directors

Technology	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑		9 Directors

Key Experiences

CEO, President or COO		🌑			🌑	🌑	🌑	🌑	🌑	🌑	🌑		8 Directors

CFO or other Financial Expert		🌑	🌑	🌑	🌑		🌑					🌑	6 Directors

ESG	🌑	🌑					🌑	🌑	🌑	🌑			6 Directors

Complex Regulated Industries	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	11 Directors

Government Service		🌑			🌑								2 Directors

Private Co. Mgmt. & Governance	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	10 Directors

Public Co. Mgmt. & Governance	🌑	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑	10 Directors

Not-for-Profit	🌑			🌑			🌑	🌑	🌑	🌑		🌑	6 Directors

Individual Characteristics

Age	57	49	78	56	66	61	65	67	66	55	83	73	Average 65 years

Other Public Board Service	0	0	1	1	1	0	1	0	1	1	0	0	6 Directors

Diversity	D	D		D					D				40% of Ind. Dirs.

C, Chair; D, Diverse by race, gender, or sexual orientation; I, Independent; L, Lead Independent Director; M: Member; N, Not independent

Proxy Statement for the 2024 Annual Meeting of Shareholders	9

Name	Independence Year Commencing	Occupation and Career Highlights	Committee Membership and Board Leadership

Adam T. Berlew	Independent 2019	CMO, Equinix, Inc.; Former Executive Director, Google Cloud AI & Industry Solutions	Compensation; Risk Management

Maryam S. Brown	Independent 2023	President, SoCalGas; Former Senior Counsel, Energy and Environment, Speaker of the House, US Congress	Risk Management

Michael W. Brown	Independent 2010	Retired, Vice President & CFO, Microsoft Corporation	Audit (as of Annual Meeting)

Lisa L. Carnoy	Independent 2023	Former CFO and Head of Operations, AlixPartners	Audit; Risk Management

Robert E. Grady	Independent 2010	Advisory Partner, Summit Partners Former Partner, The Carlyle Group	Nominations & Corporate Governance; Risk Management, Chair

James P. Kavanaugh	Independent 2022	Co-Founder & CEO, World Wide Technology	Compensation

Ronald J. Kruszewski	Not Independent 1997	Chairman & CEO, Stifel Financial Corp.	Chairman

Daniel J. Ludeman	Independent 2019	Former President and CEO, Wells Fargo Advisors	Audit; Risk Management

Maura A. Markus	Independent 2016	Retired, President, COO & Board Director, Bank of the West	Audit; Nominations & Corporate Governance, Chair

David A. Peacock	Independent 2017	CEO, Advantage Solutions, Former President, Anheuser-Busch	Lead Independent Dir.; Compensation, Chair; Nominations & Corporate Governance

Thomas W. Weisel	Not Independent 2010	Sr. Managing Director, Stifel Financial Corp.; Chairman & CEO, Thomas Weisel Partners Group, Inc.

Michael J. Zimmerman	Independent 2013	Vice Chairman, Continental Grain Company	Audit, Chair (as of Annual Meeting)

Proxy Statement for the 2024 Annual Meeting of Shareholders	10

A Foundation of Sound Governance and Shareholder Outreach

▶	Independent Lead Director, periodically rotated

▶	Annual CEO evaluation by our all-independent Compensation Committee

▶	Ongoing shareholder engagement and demonstrated responsiveness to shareholder input

▶	The Board and its committees may engage independent advisors in their discretion

▶	Annual election of directors

▶	Executive sessions of independent, non-employee directors

▶	Substantial share ownership by each of our named executive officers well in excess of our share ownership requirements

▶	Robust risk control, led by the Board and senior executives, buttressed by processes and committees, embraced throughout the Company

Board Tenure of Continuing Directors

Proxy Statement for the 2024 Annual Meeting of Shareholders	11

ITEM 1. ELECTION OF DIRECTORS

What is being voted on: Election to the Board of our director nominees, each for a one-year term.

Board recommendation: FOR each of our director nominees, based on a review of individual qualifications and experience and contributions to our Board.

OUR DIRECTORS

Board of Director Nominees’ Qualifications and Experience

Our director nominees have a great diversity of experience and bring to our Board a wide variety of skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of shareholders.

Core Qualifications and Experience
▶ Integrity, business judgment and commitment ▶ Demonstrated management ability ▶ Extensive experience in the public, private or not-for-profit sectors	▶ Leadership and expertise in their respective fields ▶ Financial literacy ▶ Strategic thinking ▶ Reputational focus

Diversity of Skills and Experiences

▶   Audit, Tax and Accounting

▶   Cybersecurity

▶   Digital

▶   Financial Services: Banking

▶   Financial Services: Global Wealth Management

▶   Financial Services: Institutional

▶   General Management

▶   Government, Regulation and Public Policy

▶   Marketing and Branding

▶   Risk Management

▶   Talent and HR Management

▶   Technology

▶   CEO, President or COO

▶   CFO or other Financial Expert

▶   ESG

▶   Complex Regulated Industries

▶   Government Service

▶   Private Company Management/Governance

▶   Public Company Management/Governance

▶   Not for Profit

Proxy Statement for the 2024 Annual Meeting of Shareholders	12

ADAM T. BERLEW

▶   Director since 2019, age 57

▶   Committee Service: Compensation, Risk Management

Mr. Berlew brings decades of expertise in cloud, tech and telecom market evaluation, marketing, M&A, product management, portfolio management, process development, financial structuring and talent development.

Career Highlights

▶   CMO, Equinix, Inc. (2023 – present)

▶   VP, Atlassian (2022 – 2023)

▶   Executive Director, Google (2017 – 2022)

▶   Cloud AI & Industry Solutions (2021 – 2022)

▶   Americas Cloud Marketing (2017 – 2021)

▶   VP, Global Customer Engagement Marketing, Brocade Communications Systems (2015 – 2017)

▶   VP, Global Marketing and Americas Field Marketing, Equinix (2012 – 2015)

▶   SVP, Strategy and Corporate Development, Triumphant, Inc. (2009 – 2012)

▶   Director Sales & Marketing, Dell, Inc. (2002 – 2008)

Additional Professional Experience, Community Involvement and Education

▶   Member, Council on Foreign Relations

▶   Technology Advisory Board, Gridline Communications Corp.

▶   Board Member, US Luge Olympic Committee (2014 – present)

▶   M.B.A., The Wharton School, U. of Pennsylvania

▶   B.A., Brown University

Other Public Company Directorships Within the Past 5 Years:

▶   Lazard Growth Acquisition Corp. I (NASDAQ: LGACU)

MARYAM S. BROWN

▶   Director since 2023, age 49

▶   Committee Service: Risk Management

Ms. Brown brings experience garnered from leading an organization of over 8,000 employees serving over 21 million natural gas consumers in Southern California and has 25 years’ experience in the energy industry across engineering, legal, policy and regulatory roles.

Career Highlights

▶   President, SoCalGas (2019 – present)

▶   Vice President, Federal Affairs, Sempra Energy (2016 – 2019)

▶   United States Congress

▶   Assistant to Speaker for Policy and Senior Energy and Environment Counsel (2012 – 2016)

▶   Chief Counsel, Energy and Power, House Committee on Energy and Commerce (2011 – 2012)

Additional Professional Experience, Community Involvement and Education

▶   Chair, American Gas Association Foundation

▶   Member, National Petroleum Council, U.S. Department of Energy

▶   Member, Executive Committee, California Chamber of Commerce

Proxy Statement for the 2024 Annual Meeting of Shareholders	13

MICHAEL W. BROWN

▶   Director since 2010, age 78

▶   Committee Service: Audit, Chair (until Annual Meeting and, thereafter, Member)

Mr. Brown is a retired executive with considerable financial and accounting expertise, including eight years of financial leadership with a leading technology company and directorships at other publicly held companies. Mr. Brown has considerable experience as a director and governor of self-regulatory organizations in the financial services industry. Mr. Brown’s deep technology experience provides the Board and senior management with keen insight and guidance concerning the Company’s cybersecurity and other technology efforts.

Career Highlights

▶   Microsoft Corporation, a global software company (NASDAQ: MSFT)

▶   Vice President and Chief Financial Officer (1994 –1997)

▶   Vice President – Finance and Treasurer (1989 –1994)

▶   Deloitte & Touche LLP, a provider of assurance, tax, and business consulting services (1971 – 1989)

Additional Professional Experience, Community Involvement and Education

▶   Former Chairman, NASDAQ Stock Market Board of Directors

▶   Former Governor, National Association of Securities Dealers

Other Public Company Directorships Within the Past 5 Years:

▶   VMWare, Inc. (NYSE: VMW)

▶   Audit Committee

▶   Compensation Committee

▶   Governance Committee

LISA L. CARNOY

▶   Director since 2023, age 56

▶   Committee Service: Audit, Risk Management

Ms. Carnoy is known both for advising clients and building businesses. She has substantial capital markets, M&A and operational experience, with a consistent focus on increasing market share and profitability at every organization. A diversity and inclusion champion and role model, she has been named to American Banker’s list of “Most Powerful Women in Finance.”

Career Highlights

▶   Former Chief Financial Officer, Head of Operations, Alix Partners (2018 – 2022)

▶   Bank of America

▶   Division Executive, US Trust; Market President, New York City (2014 –2017)

▶   Head of Global Capital Markets (2012 –2014)

▶   Managing Director, Co-Head of Global Capital Markets (2010 –2012)

▶   Managing Director, Head of Global Equity Capital Markets (2009 –2010)

Additional Professional Experience, Community Involvement and Education

▶   Trustee Chair Emerita, Board of Trustees, Columbia University

▶   Independent Director and Treasurer, U.S. Soccer Federation

▶   M.B.A., Harvard Business School

▶   B.A., Columbia University

Other Public Company Directorships Within the Past 5 Years:

    Onex Corporation (TSX: ONEX)

Proxy Statement for the 2024 Annual Meeting of Shareholders	14

ROBERT E. GRADY

▶   Director since 2010, age 66

▶   Committee Service: Nominations & Corporate Governance; Risk Management, Chair

Mr. Grady has extensive leadership experience in the private equity investment and the broker-dealer segments of the financial services industry. Mr. Grady also has substantial federal and state governmental experience as well as strong academic experience. Finally, Mr. Grady has considerable experience as a director of other publicly and privately held companies as well as experience in Environmental, Social and Governance.

Career Highlights

▶   Advisory Partner, Summit Partners (2021 – present)

▶   Partner, Gryphon Investors, a private equity investment firm (2015 – 2020)

▶   Chair, NJ State Investment Council (2010 – 2014)

▶   Partner and MD, Carlyle Group (2000 – 2009)

▶   Partner and MD, Robertson Stephens & Co. (1993 – 2000)

Additional Professional Experience, Community Involvement and Education

▶   Member, Council on Foreign Relations

▶   Member, Board of Overseers, Hoover Institution, Stanford University

▶   Advisor to the Investment Ctte., the Daniels Fund

▶   Former Chair, National Venture Capital Association

▶   Former Deputy Asst. to Pres. George H.W. Bush

▶   Former Exec. Assoc. Director, Office of Management and Budget, Exec. Office of the President

▶   M.B.A., Stanford Graduate School of Business

▶   A.B., Harvard College

Other Public Company Directorships Within the Past 5 Years:

▶   Maxim Integrated Products (NASDAQ: MXIM)

JAMES P. KAVANAUGH

▶   Director since 2022, age 61

▶   Committee Service: Compensation

Mr. Kavanaugh translated his drive on the field as a professional soccer player into successful leadership of WWT, a $17 billion information technology systems integrator with nearly 9,000 employees, prioritizing, practicing and executing on what is most important. He has proven experience providing the most complex technical solutions and systems intergration to firms large and small through the combined efforts of his team.

Career Highlights

▶   CEO and Co-Founder, WWT, World Wide Technology (1990 – present)

Additional Professional Experience, Community Involvement and Education

▶   Investor and board member, Privoro, a cybersecurity firm

▶   Member, Business Roundtable

▶   Co-Founder and Owner, St. Louis City SC, Major League Soccer

▶   Owner and Investor, St. Louis Blues, National Hockey League

▶   Trustee, St. Louis University

▶   B.A., St. Louis University

Proxy Statement for the 2024 Annual Meeting of Shareholders	15

RONALD J. KRUSZEWSKI

▶   Director since 1997, age 65

▶   Chairman of the Board and Chief Executive Officer

Mr. Kruszewski has extensive managerial and leadership experience in the financial services industry in addition to a comprehensive understanding and knowledge of the Company’s day-to-day operations and strategy.

Career Highlights

▶   Stifel Financial Corp.

▶   Chairman
(2001 – present)

▶   Chief Executive Officer
(1997 – present)

▶   President
(1997 –2014)

Additional Professional Experience, Community Involvement and Education

▶   Vice-Chairman, Board of Directors, Securities Industry and Financial Markets Association (SIFMA)

▶   Former Member, Federal Advisory Council, St. Louis Federal Reserve Board of Directors (2014 – 2019)

▶   Former Chairman, American Securities Association (ASA)

▶   Member, U.S. Ski and Snowboard Team Foundation Board

▶   Trustee, St. Louis University

▶   Member, Chair’s Council for Greater St. Louis, Inc.

▶   Former Chairman, Downtown STL, Inc.

▶   Responsible for Company membership in the World Economic Forum

▶   Member, World Presidents’ Organization – St. Louis Chapter

Other Public Company Directorships Within the Past 5 Years:

FutureFuel Corp. (NYSE: FF)

DANIEL J. LUDEMAN

▶   Director since 2019, age 67

▶   Committee Service: Audit; Risk Management

Mr. Ludeman brings over three decades of experience leading one of the nation’s largest full-service brokerage firms, with a track record of dramatically increased revenue, profits, advisors and locations. Mr. Ludeman has, since retiring from Wells Fargo, devoted himself, through leadership of Concordance Academy, to successfully re-integrating individuals from prison into society, through holistic integrated services including cognitive behavioral programs, mental health and substance abuse treatment, employment readiness, employment, housing and mentoring.

Career Highlights

▶   Chairman and CEO, Concordance Academy of
Leadership (2014 – present)

▶   President and CEO, Wells Fargo Advisors
(2008 – 2013)

▶   President and CEO, Wachovia Securities, LLC
(1998 – 2008)

Additional Professional Experience, Community Involvement and Education

▶   Member, Board of Directors, Urban League of Metropolitan
St. Louis (2015 – 2019)

▶   Trustee Emeritus, University of Richmond

▶   Member, Board of Directors, Opera Theater of St.
Louis (2012 – 2021)

▶   Member, Board of Directors, Missouri Botanical
Garden (2010 – 2020)

▶   Member, Board of Directors, Variety, the Children’s Charity of St. Louis (2014 – present)

▶   United Way of Greater St Louis (2008 – 2020)

Proxy Statement for the 2024 Annual Meeting of Shareholders	16

MAURA A. MARKUS

▶   Director since 2016, age 66

▶   Committee Service: Audit; Nominations & Corporate Governance, Chair

Ms. Markus is a retired executive who brings over 25 years of experience in banking to the Board. Ms. Markus has been named one of American Banker’s Most Powerful Women in Banking multiple times. Through her proven service as an executive and director of leading financial service companies, Ms. Markus brings substantial knowledge and expertise to the Board of Director’s deliberations.

Career Highlights

▶   Bank of the West, President, Chief Operating
Officer and Board Director (2010 – 2014)

▶   Broadridge Financial Solutions, Inc., Director,
Member, Audit Committee and Chair, Comp. Committee
(2013 – present)

▶   Citigroup (1987 – 2009)

▶   Executive Vice President, Head of International Retail Banking (2007 – 2009)

▶   President, Citibank N.A. (2000 – 2007)

▶   President, Citibank Greece (1997 – 2000)

▶   European Sales and Marketing Director
(1994 – 1997)

Additional Professional Experience, Community Involvement and Education

▶   Trustee, College of Mount St. Vincent in New York

▶   Former Board Member, Year Up San Francisco Bay Area Talent and Opportunity

▶   Former Board Member, Catholic Charities San Francisco and New York

▶   Former Executive Committee and Board Member, Junior Achievement New York

▶   Financial Services Roundtable, Former Member

▶   M.B.A., Harvard Business School

▶   B.A., Boston College, summa cum laude

Other Public Company Directorships Within the Past 5 Years:

▶   Broadridge Financial Solutions, Inc. (NYSE: BR)

DAVID A. PEACOCK

▶   Director since 2017, age 56

▶   Lead Independent Director

▶   Committee Service: Compensation, Chair;
Nominations & Corporate Governance

Mr. Peacock brings entrepreneurial, corporate, manufacturing, and marketing expertise to the Board. In addition, through his service as president of a global consumer brand, Mr. Peacock brings an in-depth knowledge and expertise in corporate governance, branding, marketing and market presence.

Career Highlights

▶   CEO, Advantage Solutions, Inc. (2023 – present)

▶   Continental Grain Co., Director and COO
(2021 – 2023)

▶   Post Holdings Corp., Director (2021 – present)

▶   Schnucks Markets, Inc., President and COO
(2017 – 2021)

▶   Anheuser-Busch (1992-2012),
President (2008 – 2012)

Additional Professional Experience, Community Involvement and Education

▶   Board of Directors, Pink Ribbon Girls, which supports women with breast cancer

▶   Board of Trustees, Urban League of Metropolitan St. Louis

Other Public Company Directorships Within the Past 5 Years:

▶   Post Holdings Partnering Corp.

Proxy Statement for the 2024 Annual Meeting of Shareholders	17

THOMAS W. WEISEL

▶   Director since 2010, age 83

Mr. Weisel has extensive entrepreneurial and operational experience in the financial services industry, as evidenced by his founding and development of the investment firms of Thomas Weisel Partners Group, Inc. and Montgomery Securities prior to joining the Company.

Career Highlights

▶   Senior Managing Director, Stifel Financial Corp.
(2011 – present)

▶   Founder, Chairman and Chief Executive Officer, Thomas Weisel Partners Group, Inc. (1999 – 2010)

▶   Founder, Chairman, and Chief Executive Officer, Montgomery Securities (1971 – 1997)

▶   Lifetime Achievement Award, National Venture Capital Association (2006)

▶   George Steinbrenner Sport Leadership Award, US Olympic Foundation (2011)

▶   Inducted into the U.S. Ski and Snowboard Hall of Fame (Class of 2017)

Additional Professional Experience, Community Involvement and Education

▶   Trustee, The Sports Neurology Clinic, Inc.

▶   Trustee, Maui Greens, Inc.

▶   Member and former Chairman, U.S. Ski and Snowboarding Team Foundation

▶   Member and former Chairman, USA Cycling Foundation Board

▶   Former Member, Board of Trustees, San Francisco Museum of Modern Art

▶   Former Chairman and Board Member, Empower America

▶   Former Chairman, Capital Campaign for California School of Arts & Crafts

▶   Former Member, Board of Directors, Stanford Endowment Management Board

▶   Former Member, Advisory Board, Harvard Business School

▶   Former Board Member, NASDAQ

▶   Former Trustee, Museum of Modern Art in New York

MICHAEL J. ZIMMERMAN

▶   Director since 2013, age 73

▶   Committee Service: Audit, Chair (as of Annual Meeting and until then, Deputy Chair)

Mr. Zimmerman’s experience within the financial services industry and his understanding of investment banking provide valuable judgment and insights. This background, together with perspectives applied as an independent director and audit committee member of a publicly held company, brings knowledge and a skill set integral to our Board.

Career Highlights

▶   Continental Grain Company, a diversified international agribusiness and investment firm

▶   Director (2020 – present)

▶   Vice Chairman (2012 – present)

▶   Executive Vice President and Chief Financial Officer (1999 – 2012)

▶   Senior Vice President, Investments and Strategy (1996 – 1999)

▶   Managing Director, Salomon Brothers, Inc.
(1976 – 1996)

Additional Professional Experience, Community Involvement and Education

▶   Member of Board of Directors and Audit Committee Chairman, Energy Trading Innovations LLC and Castleton Commodities International, LLC

▶   Trustee, Mount Sinai Health System, a non-profit health care organization

▶   Chairman, Investment Committee, U.S. Holocaust Memorial Museum

▶   Prior experience as non-executive chairman of two public companies

Proxy Statement for the 2024 Annual Meeting of Shareholders	18

OUR CORPORATE GOVERNANCE PRINCIPLES

The Board has adopted Corporate Governance Guidelines (‘‘Principles’’), which are available in the corporate governance section of the Company’s web site at www.stifel.com. The Principles set forth the practices the Board follows with respect to, among other matters, the role and duties of the Board, size and composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

As described in the Principles, the role of the Board is to oversee management of the Company in its efforts to enhance shareholder value and conduct the Company’s business in accordance with its mission statement. In that connection, the Board helps management assess long-range strategies for the Company, and evaluates management performance.

It is a responsibility of the Board to assess each director’s independence regularly and to take appropriate actions in any instance in which the requisite independence has been compromised. The Board has determined that Directors Berlew, Maryam Brown, Michael Brown, Carnoy, Grady, Kavanaugh, Ludeman, Markus, Peacock, and Zimmerman are independent directors under the rules of the NYSE and the SEC, including NYSE rules regarding the independence of the Compensation Committee, and reviewed information provided by the directors in questionnaires concerning the relationships that we may have with each director.

Board of Directors – Leadership, Risk Oversight and Meetings

Leadership: The continuing membership of our Board is composed of 9 independent directors and 2 employee directors.

The Board strategically considers the combination or separation of the Chairman and Chief Executive Officer roles as an integral part of its planning process and corporate governance philosophy. Ronald J. Kruszewski concurrently serves as both the Chairman of the Board and Chief Executive Officer. The Board believes that this structure serves the Company well because it provides consistent leadership and accountability for managing Company operations. However, our Board also holds regularly scheduled executive sessions without management, at which the lead independent director presides in compliance with the NYSE Corporate Governance Standards. These sessions occurred quarterly in 2023.

Lead Director: Mr. David Peacock is currently the Independent Lead Director of Stifel Financial Corp. The Board has determined that the Lead Director will: have authority to call meetings of the independent directors; chair meetings of the independent directors; liaise between management and independent directors; serve ex officio on all committees of which the lead director is not otherwise a member and, with the chair of the Compensation Committee, lead CEO performance evaluation and succession planning. The Board believes that the Lead Director role should be filled by an independent director selected by the independent directors in order to promote independence of oversight and development of the independent directors’ overall contribution to the Board.

Risk Oversight: Our Board has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with Company management our major risk exposures, their potential impact, and the steps we take to monitor and control such exposures.

While our Board is ultimately responsible for risk oversight, each of our Committees assists the full Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on the management of financial and accounting risk exposures. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Finally, the Risk Management Committee focuses on the management of risks associated with Board organization, membership, and structure, and the organizational and governance structure of our company, including cybersecurity matters.

We have an Enterprise Risk Management program under the direction of our Chief Risk Officer, who coordinates with management committees, including the Asset Liability Management Committee, the Products & Services Committee, the Conflicts of Interest Committee, the Operational Risk Committee, and the Disclosure Committee.

Meetings: During 2023, our Board met 7 times, including both regularly scheduled and special meetings. During the year, attendance by incumbent continuing directors of all meetings held by the Board and all Committees on which they serve exceeded 80%. We encourage our directors to attend the Annual Meeting of Shareholders. Last year, 58% of directors attended the Annual Meeting.

Proxy Statement for the 2024 Annual Meeting of Shareholders	19

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of our Board are the Audit Committee, Compensation Committee, Nominations & Corporate Governance Committee and Risk Management Committee. Each operates pursuant to a written charter approved by the Board. The full text of each such charter and our corporate governance guidelines are available in the “Corporate Governance” section of our web site located at www.stifel.com, or may be obtained by any shareholder, without charge, upon request by contacting Mark P. Fisher, our Corporate Secretary, at (415) 364-2500 or by e-mail at investorrelations@stifel.com.

Audit Committee
The Audit Committee met 8 times during 2023.
Committee Chair:* ▶ Michael Brown ▶ Zimmerman Members: ▶ Carnoy ▶ Ludeman ▶ Markus Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role, Responsibilities and Qualifications:

▶   Recommending to the Board a public accounting firm to be nominated for shareholder ratification as our independent auditors and compensating and terminating auditors as deemed necessary;

▶   Meeting periodically with our auditors and financial management to review the scope of the proposed audit for the then-current year, the proposed audit fees, and the audit procedures to be utilized, reviewing the audit and eliciting the judgment of the independent auditors regarding the quality of the accounting principles applied to our financial statements; and

▶   Evaluating on an annual basis the qualification, performance, and independence of the independent auditors, based on the Audit Committee’s review of the independent auditors’ report and the performance of the independent auditors throughout the year.

▶   Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. Our Board has designated each Audit Committee member an “audit committee financial expert.”

*  Mr. Michael Brown is currently Chair and Mr. Zimmerman is currently Deputy Chair of the Committee. As part of a transition plan, as of the date of the Annual Meeting, Mr. Zimmerman will become Chair and Mr. Michael Brown will become a member.

Compensation Committee
The Compensation Committee met 4 times during 2023.
Committee Chair: ▶ Peacock Members: ▶ Berlew ▶ Kavanaugh Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role, Responsibilities and Qualifications:

▶   Reviewing executive performance and recommending to our Board the compensation of each of our executive officers;

▶   Reviewing market data to assess the components of our executive compensation;

▶   Reviewing and approving executive compensation elements and plans;

▶   Making recommendations to our Board regarding the adoption, amendment, and rescission of certain employee benefit plans; and

▶   Reviewing the Company’s compensation policies and practices with respect to the Company’s employees to ensure that they are not reasonably likely to have a material adverse effect on the Company.

▶   During 2023, there were no interlocks or insider participation on the part of the members of the Compensation Committee.

▶   See page 56 for further description of the lack of interlocks and insider participation on the Compensation Committee.

Proxy Statement for the 2024 Annual Meeting of Shareholders	20

Nominations & Corporate Governance Committee

The Nominations & Corporate Governance Committee met 5 times during 2023.

Committee Chair: ▶ Markus Members: ▶ Grady ▶ Peacock Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role & Responsibilities:

▶   Overseeing Board and Board Committee organization, membership, and structure;

▶   Leading Board and Board Committee self-evaluation;

▶   Overseeing the Corporation’s executive and corporate structure and recommending improvements to its effectiveness;

▶   Searching for individuals qualified to become members of our Board and selecting director nominees to be presented for election at the Annual Meeting of Shareholders and considering nominees for directors recommended by our shareholders;

▶   Reviewing the Company’s charitable strategy, Company political contributions and lobbying policies, Company conservation and environmental policies, and Company efforts to sustain the economic development of the communities in which it operates; and

▶   Fostering the Company’s efforts to encourage diversity and respect for diversity among the Corporation’s associates, including its leadership, considering gender diversity, racial diversity, ethnic diversity and other diversity of background and identification.

Risk Management Committee

The Risk Management Committee met 5 times during 2023.

Committee Chair: ▶ Grady Members: ▶ Berlew ▶ Maryam Brown ▶ Carnoy ▶ Ludeman Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role & Responsibilities:

▶   Regularly reviewing our aggregate risk exposures and risk management processes with management, including our Chief Executive Officer, Chief Financial Officer, Chief Risk Officer and Chief Compliance Officer;

▶   Considering cybersecurity matters, with a special meeting devoted each year to cybersecurity;

▶   Overseeing the Company’s Enterprise Risk Management program and the Company’s responsiveness to and discussions and compliance with the Federal Reserve Bank of St. Louis and other regulators’ input, reviews and rules;

▶   Considering the wide range of risks the Company confronts, including market risk, credit risk, technological and operational risk, liquidity and funding risk, compliance and legal risk, reputational risk, risks arising from actual or potential conflicts of interest, and strategic risk; and

▶   Reviewing newly developing Company risks and the Company’s efforts to address these developments.

Proxy Statement for the 2024 Annual Meeting of Shareholders	21

OTHER GOVERNANCE MATTERS

Director Nominations by Shareholders

In accordance with the Nominations & Corporate Governance Committee’s charter and our corporate governance guidelines, the Nominations & Corporate Governance Committee considers nominees recommended by shareholders and reviews the qualifications and contributions of the directors standing for election each year. Shareholders may recommend individuals to the Nominations & Corporate Governance Committee for consideration as potential director nominees by giving written notice to Mark Fisher, our Corporate Secretary, at least 90 days, but not more than 120 days, prior to the anniversary of our preceding year’s annual meeting, along with the specific information required by our By-Laws, including, but not limited to, the name and address of the nominee; the number of shares of our common stock beneficially owned by the shareholder (including associated persons) nominating such nominee; and a consent by the nominee to serve as a director, if elected, that would be required for a nominee under the SEC rules. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, please send a written request to Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. The Nominations & Corporate Governance Committee has not adopted any specific policy for considering the recommendation of director nominees by shareholders, but will consider shareholder nominees on the same basis as other nominees. Please also see the procedures described in the section entitled “How can I make a Shareholder Proposal for the 2025 Annual Meeting?” on page 67 of this Proxy Statement.

Code of Ethics and Corporate Governance

In accordance with the requirements of the NYSE and the Sarbanes-Oxley Act of 2002, we have adopted Corporate Governance Guidelines as well as charters for each Board committee. These guidelines and charters are available for review under the “Corporate Governance” section of our web site at www.stifel.com. We have also adopted a Code of Ethics for Directors, Officers, and Associates. The Code of Ethics is also posted in the “Corporate Governance” section of our web site, located at www.stifel.com, or may be obtained by any shareholder, without charge, upon request by contacting Mark P. Fisher, our Corporate Secretary, at (415) 364-2500 or by e-mail at investorrelations@stifel.com.

We have established procedures for shareholders or other interested parties to communicate directly with our Board, including the presiding director at the executive sessions of the non-management directors or the non-management directors as a group. Such parties may contact our Board by mail at: Stifel Financial Corp., Attention: Ronald J. Kruszewski Chairman of the Board, 501 North Broadway, St. Louis, Missouri 63102-2102. All communications made by this means will be received by the Chairmen of the Board and relayed promptly to the Board or the individual directors, as appropriate

Relationship of Risk Management to Compensation

The Board and the Compensation Committee, with the assistance of management, periodically reviews our compensation policies and practices for all employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Board and Compensation Committee, with the assistance of management, undertook the following process: We conducted an analysis of our incentive compensation programs by an interdisciplinary team led by our CRO and our outside independent compensation consultant. Other members of the team consisted of employees in risk management, accounting/payroll, legal, internal audit and human resources. This team conducted an initial evaluation of our compensation programs and policies across six elements: first, performance measures; second, funding; third, performance period and pay mix; fourth, goal setting; fifth, leverage; and sixth, controls and processes, focusing on significant risk areas.

The team found that formula-based funding of bonus pools is utilized appropriately across the Company. These formulas varied, with most being either commission-based or total-compensation based, with respect to net revenues, taking into consideration operating profits. The team found that the allocation of bonus pools is generally aligned with the employee’s span of control and level of potential contribution. The team also determined that most bonus pools are not distributed on a purely formula basis, but instead based on subjective factors, including longer term performance and ongoing consideration by the employee of the risks involved in the business. The team also noted the risk mitigation effect of our stock bonus plan allocation formula, which imposes the requirement that any employee with annual compensation of greater than $200,000 receives at least 15% of their total compensation in deferred equity and debentures. The percentage of deferrals increases to up to 40% for those employees receiving over $1 million in annual compensation. The deferred compensation vests ratably over a period of five to ten years. As the vast majority of our revenue producers and senior managers receive deferred compensation, we believe that this effectively mitigates the outsized risk taking as it enables the company to potentially claw back a significant portion of unvested compensation.

Proxy Statement for the 2024 Annual Meeting of Shareholders	22

In light of the above, our Board and Compensation Committee continue to conclude that our compensation policies in general, and our incentive programs in particular, remain well aligned with the interests of our shareholders and do not create risks that are reasonably likely to result in a material adverse impact on the Company.

Director Share Ownership Guideline

A policy of the Board is that non-employee directors generally reach holdings of Stifel common shares of at least $400,000 by market value. The full policy is part of Stifel’s Corporate Governance Guidelines, available at the investor relations section of Stifel’s website.

Age

A policy of the Board is that non-employee Directors may stand for reelection in any year upon having reached the age of 75 as of the first day of that year and must transition responsibilities and resign no later than the date of the next Annual Meeting. The Board makes exceptions to this policy if it determines such exception would be in the Company’s best interest. The Board has made such a determination with respect to Mr. Michael Brown, in connection with its transition plan for Audit Committee leadership.

Proxy Statement for the 2024 Annual Meeting of Shareholders	23

 COMPENSATION DISCUSSION & ANALYSIS

 COMMITTEE PROCESS AND DETERMINATIONS

The Committee’s Process for Decision Making

Our Roadmap for Compensation

1.	2.	3.	4.	5.

Identify Key Metrics (Quantitative & Qualitative)	Establish Peer Group, Gather Market Pay and Shareholder Input	Review of Performance and Market	Make Year-End Pay and Performance Decisions	Determine Form and Allocate Awards

Financial Objectives: growth in earnings; net income and revenue; risk management

Long-Term Objectives: increase ROCE and book value; enhance return to shareholders

Strategic Objectives: integration of acquisitions; organic growth

	Ongoing solicitation of shareholder input and incorporation of shareholder compensation priorities Independent consultant assisted the Committee with: identifying peer companies; gathering peer and supplemental market pay data for Committee reference.

Periodic updates during the year from the CEO

Company performance;

segment performance; individual executive officer performance.

Periodic updates from independent consultant: relative performance;

competitive pay levels;

alignment of pay and performance;

market trends.

Committee decisions based on results of the incentive framework (see below) that include an in depth review of Company, CEO and other executive officer performance across multiple factors.

Pay for executive officers other than the CEO recommended by CEO, subject to Committee approval.

				Committee awarded 2023 incentive compensation in the form of cash salary and bonuses composed of cash, debenture, restricted cash, RSU and PRSU components.

Committee Views of Proportion and Form of Compensation

The Committee continued to emphasize “At-Risk” compensation in determining the annual incentive compensation of the CEO and the other named executive officers. The Committee divides the various elements of compensation described above in “Key Executive Compensation Program Elements” into two categories: compensation that is “Realized” because it is not subject to forfeiture and compensation that is “At-Risk” because it is subject to forfeiture. The Committee determined that the allocation of variable compensation between Realized and At-Risk compensation for the CEO and other named executive officers for 2023 is as follows:

2023 Allocation of Realized and At-Risk Annual Incentive Compensation:

Named Executive Officer	Realized Compensation	At-Risk Compensation

CEO: Mr. Kruszewski	21% of Annual Incentive Compensation	79% of Annual Incentive Compensation

Office of the President: Co-Presidents Zemlyak and Nesi	35% of Annual Incentive Compensation	65% of Annual Incentive Compensation

Committee Assessment:	Realized and Not Retentive	At-Risk and Retentive

Proxy Statement for the 2024 Annual Meeting of Shareholders	24

Incentive Assessment Framework

The committee evaluates named executive officer incentive compensation based on various factors, and summarizes its judgment on groups of these factors as being below, meeting or exceeding its expectations. The following is an assessment based upon primary performance goals, additional considerations, strategic goals and overall Company performance. See “Use of Non-GAAP Measures” on page 47 for a description of how and why the Non-GAAP measures differ from GAAP measures.

Incentive Assessment Framework Results

Primary Performance Goals	2023 Result	Year-Over-Year Change

▶ Non-GAAP Pre-Tax Net Income	$770mm	19%

▶ Non-GAAP Net Revenue	$4.35bn	1%

▶ Non-GAAP Diluted Earnings per Share (EPS)	$4.68	19%

Company Performance on Primary Goals, Committee Assessment	☐ Below	☑ Meets	☐ Exceeds

Additional Considerations	2023 Result	Year-Over-Year Change

▶ Non-GAAP Return on Common Equity	12%	4%

▶ Total Shareholder Return (price increase + dividend)	$12.22	$23.07

▶ Non-GAAP Pre-Tax Margin on Net Revenues	18%	4%

▶ Book Value Per Share	$45.61	4%

▶ Non-GAAP Comp to Revenue Ratio	58%	even

▶ Total Capitalization of Stifel Financial Corp.	$7.0bn	14%

Company Performance on Additional Considerations, Committee Assessment	☐ Below	☑ Meets	☐ Exceeds

Performance Categories	Achievements
▶ Financial Results	See pages 31 to 35 for a detailed description of achievements in these four categories in relation to each named executive officer.
▶ Strategic Achievement
▶ Leadership
▶ Risk Management

Company Performance on Strategic Goals, Committee Assessment	☐ Below	☑ Meets	☐ Exceeds

Overall Assessment

Overall Company Performance, Committee Assessment	☐ Below	☑ Meets	☐ Exceeds

Year-over-year changes to percentages are expressed as the absolute difference between the percentages. Year-over-year changes to values are expressed as relative percentages except when values change between negative and positive, in which case changes are expressed as absolute amounts.

Proxy Statement for the 2024 Annual Meeting of Shareholders	25

COMPANY PERFORMANCE

We Continue To Grow and Invest in our Future

Delivering Value to Shareholders	New Business Operating Capabilities	Expense Control	Solidifying our Position as a Premier Firm

▶   Record revenue for Global Wealth Management

▶   3rd highest revenue for Institutional Group

▶   Board of Directors authorized a 20% increase in common stock dividend starting in the first quarter of 2023.

	During 2023, we: ▶ Completed the Torreya Partners acquisition. ▶ Commenced syndicated lending through an innovative joint venture with Korea Investment & Securities.	▶ We successfully controlled our compensation and non-compensation expenses in 2023. ▶ This expense discipline contributed to our 17% return on tangible common equity.	▶ Over $444 billion in Global Wealth client assets. ▶ Successful recruiting and acquisitions. ▶ Stifel Bank expanded client deposits and leveraged the firm’s relationships for loan growth.

$38 billion	Assets grew to $38 billion, up 1% over 2022.

$5.3 billion	Equity of $5.294 billion, down 1% from 2022.

$46 per share	Book Value per Common Share of $45.61, up 4% over 2022.

We explain why we use certain non-GAAP measures on page 47.

2023 Segment Performance, Balance Sheet, Infrastructure and Additional Performance Indicators

Global Wealth Management	Institutional Group	Balance Sheet	Infrastructure

▶ Record net revenue of $3.0bn ▶ Pre-tax operating income of $1.2 billion ▶ Record recruiting pipeline; we recruited 171 new financial advisors in a challenging environment	▶ Net revenue of $1.2bn ▶ Pre-tax operating income of $2 million ▶ Improved integration and alignment across all divisions and geographies in the Institutional Group	▶ Maintained a Tier 1 leverage capital ratio of 10.5% ▶ Repurchased over 7 million common shares at an average price of $61.16	▶ Improved client-facing infrastructure ▶ Extended algorithmic institutional trading capabilities in both equities and fixed income ▶ Maintained robust cybersecurity protections

Proxy Statement for the 2024 Annual Meeting of Shareholders	26

2023 Segment Performance, Balance Sheet, Infrastructure and Additional Performance Indicators

Non-GAAP Net Revenues,(1) in millions
8% CAGR
$4,349
2019
2020
2021
2022
2023

Non-GAAP Pre-Tax Net Income,(1) in millions
5% CAGR
$770
2019
2020
2021
2022
2023

Non-GAAP Diluted EPS (1)
6% CAGR
$4.68
2019
2020
2021
2022
2023

Total Assets, in millions
9% CAGR
$37,727
2019
2020
2021
2022
2023

Equity, in millions
11% CAGR
$5,294
2019
2020
2021
2022
2023

Book Value Per Common Share(1)
10% CAGR
$45.61
2019
2020
2021
2022
2023

(1)	We explain why we use certain non-GAAP measures on page 47.

Additional Performance Indicators	2023	2022	2021

Non-GAAP Return on Common Equity	12%	15%	21%

Non-GAAP Tangible Return on Common Equity	17%	22%	31%

Total Shareholder Return	21%	–15%	41%

Non-GAAP Pre-Tax Margin on Net Revenues	18%	22%	24%

Book Value Per Share	$45.61	$44.08	$41.63

Non-GAAP Compensation to Revenue Ratio	58%	58%	59%

Proxy Statement for the 2024 Annual Meeting of Shareholders	27

Relative Performance of Common Stock

5-year relative performance of Common Stock, Peer Group, and S&P 500 Index:

Relative Performance	5-Year
	Growth	CAGR

Company Common Stock	170%	22%

Peer Group	79%	12%

S&P 500 Index	107%	16%

Figures for Common Stock, Peer Group and the S&P 500 Index each include reinvested dividends, consistent with Item 402(v) of Regulation S-K as reflected on page 57. The peer group reflected in the charts above is as described on page 39.

Strategic Execution

Stifel continued in 2023 to execute on its strategy of building a premier wealth management and investment banking firm by means of organic growth and the integration of recent acquisitions. Each recent acquisition has fit Stifel’s differentiated value proposition of growth, scale and stability that blends many of the advantages, but avoids most of the weaknesses, of larger bulge bracket and smaller boutique firms. Historically, we have executed strategic opportunities and hired teams with new business capabilities only when accretive.

Strategic Opportunity Evaluation

Accretive to our Shareholders	Accretive to our Associates	Accretive to our Clients	Accretive to our Partners

To our shareholders, through expected revenue and EPS growth in a reasonable timeframe.	To our associates, through additional capabilities and new geographies.	To our clients, through greater relevance and expanded product offerings.	To our new partners, through the stability of Stifel’s size and scale, coupled with a significant retention of their own ability to direct their own businesses.

Proxy Statement for the 2024 Annual Meeting of Shareholders	28

Our Board and the Committee understand that Stifel executes on strategic opportunities to maximize retention and tax benefits. The result is non-GAAP charges to earnings, as opposed to an increase of goodwill on our balance sheet. All of those elements of our acquisition strategy result in tangible benefits to Stifel. Conversely, we do not structure our acquisitions to improve GAAP treatment in the absence of other, compelling tangible benefits. This strategy for executing acquisitions is the most important reason we describe both GAAP and non-GAAP results: the non-GAAP results illuminate how we structure and view our strategic acquisitions.

Stifel’s acquisitions are a catalyst for organic growth. Consistent with our approach to a balanced business model, acquisitions and organic expansion of our existing businesses are roughly equal sources of our growth since 2005.

Strengthening Controls and our Culture

We are a Company that has grown tremendously over the past decade and anticipate continued growth through the next decade. We believe that a strong and sustainable control environment is integral to achieve this end. We have also committed the effort and resources to build a platform for growth by continually enhancing our risk and control practices.

▶

Ongoing Risk Management. In 2023, Stifel continued to manage its balance sheet, capital, liquidity and overall risk conservatively. The Board’s Risk Management Committee oversees major risk exposures, including market, credit, capital and liquidity, operational, regulatory, strategic and reputational risks. Our Enterprise Risk Management program, under the direction of our Chief Risk Officer, and other members of the Company’s management have prepared a series of risk appetite statements that articulate our overall risk culture. The Board’s Risk Committee reviews and approves risk appetite statements at least annually and receives at least quarterly updates on the Company’s adherence to them. The Board’s Risk Committee also receives quarterly risk assessments that identify, measure, and monitor existing and emerging risks, in addition to any changes to internal controls. In addition, the Board’s Risk Committee reviews the potential effect of significant matters and decisions on the Company’s reputation.

▶

Cybersecurity. The Company, including its Board and senior management, devote significant time and resources to dynamic and growing cybersecurity defense. The Risk Management Committee of the board devotes one full meeting each year to cybersecurity, and considers cybersecurity in its other meetings as appropriate. The Company’s cybersecurity architecture and layered technologies are carefully considered. Security personnel provide ongoing threat monitoring and work across technology disciplines to monitor cyber threats. The Company’s team of security architects guides and coordinates internal and external protections. Other teams focus on assurance and continually monitor and test effectiveness. Management and the Board oversee these and other measures both directly and through the Risk Management Committee.

▶

Investing in our infrastructure. We have continued to build out the infrastructure that enables us to continue to execute on our growth strategies, by bolstering our risk management, compliance, and internal audit functions, and ensuring that we fully comply with new and existing regulatory requirements. For example, we have made significant additions to our staff who stress test risk exposures and monitor compliance with rules and regulations. We have also significantly augmented the tools available to this staff. Likewise, we developed a number of new oversight capabilities to carefully manage risk in select Private Client Group business areas. Additionally, in the Technology and Operations areas we developed a number of new cross team communication capabilities as well as enhanced system monitoring tools and procedures. And in the Technology and Operations areas we continue to invest in personnel and technology systems that enhance firm-wide communication by providing project transparency and ongoing system monitoring. In addition, our internal audit team performed scores of internal audits in 2023.

▶

Investing in Process Improvements and Controls. We continued to enhance our overall control environment by implementing new capabilities, policies and procedures that ensure effective management of our systems. A new set of internal committees and task forces have been formed to evaluate areas for improvement across the operational platform on an ongoing basis. Similarly, a number of procedures have been implemented to periodically review existing business controls in addition to the implementation of new controls. Management supports the necessary investments required to continuously improve the Company’s systems and controls.

▶

Building on our strong relationships with regulators. Stifel recognizes the critical importance to the safety and soundness of our company, and the value to our growth strategy, of building on the strong relationships we maintain with our regulators. Our history of growth in the heavily-regulated financial services industry, both organically and through acquisitions, is evidence of this commitment.

Proxy Statement for the 2024 Annual Meeting of Shareholders	29

Enhancing the Customer Experience to Deliver Sustained Performance

Stifel has invested significantly to enhance its wealth management platform through improved client reporting and digital access capabilities, as well as enhanced client reporting and financial and estate planning. These investments help our financial advisors provide transparency and deliver solutions to clients that are tailored to their particular needs. Likewise, through prudence, training and relationship building, we are bringing lending solutions to clients seeking liquidity.

In 2023 the Company extended its work on improved client access systems and mobile access tool-sets. These investments are being made to enhance the client experience, further strengthen security, and deliver new functionality to clients. The Company also completed implementation of a new performance reporting system that will cover all client accounts across the Company. The Company also transitioned clients from a legacy online platform to a more modern and comprehensive system.

Investment in our People

The value of our franchise and brand depends on the quality and effectiveness of our team, and on our ability to continue to attract and develop the best people. Our Board regularly reviews our human capital practices to ensure that compensation, benefits, working conditions and culture are aligned to foster every associate’s success and growth at Stifel.

Fostering an ownership mindset in our people has been an essential part of our more than two decades of growth and success. Extending opportunities and ownership is one way the Company fosters a One Firm culture. We strive to enable each associate to think long-term, care about the Company like an owner, and grow individually.

▶	Progressive Compensation

▶

In early 2022, the Company granted approximately half of its employees a one-time restricted stock unit grant of $5,000 per individual. Approximately 4,200 current employees benefitted. Qualifying new employees were also eligible for a similar award. As a result, in combination with existing employee ownership, substantially all Stifel employees have Company-furnished opportunities for equity ownership in the Company.

▶

In determining full-year 2023 compensation, the Committee and Company senior management focused compensation reductions on senior management and other more highly compensated individuals. The result was a progressive compensation adjustment.

▶	Development and Growth

▶

By listening to our associates, including those who have joined us through acquisitions, Stifel integrates best practices and strengthens the Company. Many parts of our business have formal cross-training and continued education programs.

▶

Our management development programs identify and prepare leaders at Stifel for wider responsibility. In 2023, we provided new resources to managers to reinforce their leadership and ability to develop their teams.

▶	Succession Planning

▶	The Board has established the Office of the President, consisting of our two Co-Presidents, and developed a succession plan. The Board discusses succession planning in its executive sessions.

▶	In addition, many of our larger departments have developed management succession processes that identify employees with high potential and prepare them to lead our future.

▶	Diversity and Inclusion

▶	We are dedicated to cultivating a diverse and inclusive Stifel.

▶

On page 8, we describe the broad range of actions taken and efforts underway throughout Stifel to improve ourselves as a place for every associate to work and as a resource to every part of the many communities we serve.

Proxy Statement for the 2024 Annual Meeting of Shareholders	30

EXECUTIVE COMPENSATION DETERMINATIONS FOR 2023

The Committee seeks to utilize a balanced mix of compensation elements to achieve its goals, with total compensation for our executive officers heavily weighted towards “At-Risk” elements that reward performance, encourage retention, or both. By emphasizing At-Risk compensation elements, particularly with respect to our CEO for 2023 , the Committee maintains close alignment of executive compensation to shareholder outcomes. We describe our Key Executive Compensation Program Elements in detail beginning on page 40.

Realized	At-Risk

“Realized” compensation is paid either during or on account of the year, without being subject to further conditions, and is of fixed realizable value and ordinarily available to the executive officer.

“At-Risk” compensation, by contrast, is delayed and/or subject to future conditions, inlcuding potential clawbacks. An executive officer risks losing it on account of these conditions not being met.

Alignment of CEO Compensation with Key Performance Measures

5-Year Relative Stifel Performance and CEO Compensation

2023 Performance and Compensation Determinations

In determining Mr. Kruszewski’s variable compensation for 2023, the Committee specifically noted:

▶	Mr. Kruszewski led the firm through difficult market conditions with stability and success.

▶

It is appropriate to lead with At-Risk forms of compensation as incremental compensation is awarded. Over two-thirds of incremental CEO compensation since 2016 has been At-Risk. 79% of CEO compensation for 2023 was At-Risk.

▶	The CEO’s annual compensation reflected a consistent application of the Committee’s compensation philosophy with respect to CEO compensation in terms of following the following three principals:
▶

The total amount of annual CEO compensation has closely tracked historical Stifel performance, as measured by the three primary performance goals established by the Committee: non-GAAP net revenue, non-GAAP pre-tax net income and non-GAAP diluted EPS, emphasizing non-GAAP pre-tax net income and non-GAAP diluted EPS. See “Use of Non-GAAP Measures” on page 47 for a description of how and why these measures differ from GAAP measures.

▶

The ultimately realized value of CEO compensation is closely tied to future Stifel performance, as measured by the performance of common stock, in the case of RSUs, and as measured by the performance of common stock, our total shareholder return relative to the total shareholder return of a peer group of firms, non-GAAP diluted EPS and non-GAAP return on common equity, in the case of PRSUs.

▶	The ongoing powerful and direct alignment of the CEO with the interests of all shareholders through the CEO’s existing share ownership, which is significant.

Proxy Statement for the 2024 Annual Meeting of Shareholders	31

2023 COMPENSATION DETERMINATIONS FOR NAMED EXECUTIVE OFFICERS

(all amounts in dollars unless otherwise noted; $ in millions)

Name	Year	Fixed Compensation		Annual Incentive Compensation			Subtotal At-Risk	Total Compen- sation(1)
		Base Salary		Cash Bonus	RSUs, RSAs, Debentures and Restricted Cash	PRSUs

Ronald J. Kruszewski	2023	0.20		2.26	4.52	4.52	9.04	11.50
	2022	0.20		2.00	7.00	5.00	12.00	14.20
	2021	0.20		6.70	6.30	4.00	10.30	17.20

James M. Zemlyak	2023	0.30		2.60	1.95	1.95	3.90	6.80
	2022	0.28		2.00	3.63	2.60	6.23	8.50
	2021	0.25		4.88	3.43	1.70	5.13	10.25

Victor J. Nesi	2023	0.30		0.94	1.88	1.88	3.76	5.00
	2022	0.28		2.00	3.93	2.80	6.73	9.00
	2021	0.25		5.88	4.13	2.00	6.13	12.25

Thomas B. Michaud	2023	0.30		0.54	1.49	0.68	2.16	3.00
	2022	0.25		2.35	1.50	1.10	2.60	5.20
	2021	0.25		3.95	1.93	0.88	2.80	7.00

James M. Marischen	2023	0.30		1.15	0.87	0.68	1.55	3.00
	2022	0.28		1.23	0.85	0.65	1.50	3.00
	2021	0.25		1.85	0.98	0.43	1.40	3.50

		Realized Compensation			At-Risk Compensation

	Year	Amount	% of Total	Year- over-Year % Change	Amount	% of Total	Year-over- Year % Change

Ronald J. Kruszewski	2023	2.46	21%	12%	9.04	79%	–25%
	2022	2.20	15%	–68%	12.00	85%	17%
	2021	6.90	40%	20%	10.30	60%	79%

James M. Zemlyak	2023	2.90	43%	28%	3.90	57%	–37%
	2022	2.28	27%	–56%	6.23	73%	22%
	2021	5.13	50%	26%	5.13	50%	88%

Victor J. Nesi	2023	1.24	25%	–46%	3.76	75%	–44%
	2022	2.28	25%	–63%	6.73	75%	10%
	2021	6.13	50%	28%	6.13	50%	91%

Thomas B. Michaud	2023	0.84	28%	–68%	2.16	72%	–17%
	2022	2.60	50%	–38%	2.60	50%	–7%
	2021	4.20	60%	40%	2.80	40%	87%

James M. Marischen	2023	1.45	48%	–3%	1.55	52%	3%
	2022	1.50	50%	–29%	1.50	50%	7%
	2021	2.10	60%	56%	1.40	40%	113%

(1)

All dollar amounts in table rounded to the nearest $10,000; all percentages rounded to the nearest whole percent. For differences between this table and the Summary Compensation Table, see page 47, Summary Compensation Table Treatment of Timing of Compensation.

Proxy Statement for the 2024 Annual Meeting of Shareholders	32

Ronald J. Kruszewski Chairman and CEO

Ronald J. Kruszewski is Chairman of the Board and Chief Executive Officer of Stifel Financial Corp. and Stifel, Nicolaus & Company, Incorporated. He joined the Company as Chief Executive Officer in September 1997. Mr. Kruszewski is Vice-Chair of the Board of Directors of SIFMA (Securities Industry and Financial Markets Association) and has served as Chair of the ASA (American Securities Association) and on the Federal Advisory Council of the St. Louis Federal Reserve Board of Directors.

Compensation Mix

 2023 Performance Highlights

Financial	Strategic Achievements

✓ Third-highest net revenues despite considerable market headwinds ✓ Record Net Interest Income ✓ Increased common shares dividend by 17% beginning in the first quarter of 2024

✓    Record asset management revenues

✓    Strong recruitment of financial advisors, building on the strength of Global Wealth Management

✓    Continued to build Stifel Bank

✓    Completion of acquisition of Torreya Partners, bolstering the Institutional Group’s investment banking capabilities on both sides of the Atlantic

Leadership	Risk Management

✓ Focus on capital adequacy and risk-adjusted returns ✓ Led direction of environmental, social and governance commitments	✓ Disciplined management of compensation ratio ✓ Stable, conservative management of capital assets and in difficult operating environment

Proxy Statement for the 2024 Annual Meeting of Shareholders	33

James M. Zemlyak, Co-President and Head of Global Wealth Management

James M. Zemlyak was named Co-President in June 2014. Mr. Zemlyak served as Chief Financial Officer of Stifel Financial Corp. from February 1999 through August 2018 and was Treasurer of Stifel Financial Corp. from February 1999 to January 2012. Mr. Zemlyak has been Chief Operating Officer of Stifel, Nicolaus & Company, Incorporated since August 2002 and Executive Vice President since December 2005. In addition, he served as Chief Financial Officer of Stifel, Nicolaus & Company, Incorporated from February 1999 to October 2006.

2023 Performance Highlights

✓   Record net revenues

✓   Record recruiting pipeline; we recruited 171 new financial advisors in a challenging environment

✓   Successful acquisitions and improvements to technology

✓   Continued to build Stifel Bank

✓   Expanded client deposits through Smart Rate and Corporate Deposits

✓   Leveraged the Stifel franchise for loan growth

Compensation Mix

Victor J. Nesi, Co-President and Head of the Institutional Group

Victor J. Nesi joined Stifel in 2009 as Co-head of its Institutional Group, was named Co-President in 2014, and sole head of the Institutional Group in 2017. As sole head, Mr. Nesi implemented a strategy of integrating and aligning Stifel’s Institutional Group divisions across business lines and geographies. Over the course of his leadership, the Institutional business at Stifel has increased five-fold as measured by revenues, from both organic growth and the integration of the professionals from over 20 acquisitions globally. Prior to joining Stifel, Mr. Nesi held a number of senior management positions at Merrill Lynch, including running its investment banking business in North America from 2005-2007. In his 30-year investment banking career, Mr. Nesi has advised clients on strategic advisory transactions totaling in excess of $200 billion; and financing assignments across both debt and equity transactions.

2023 Performance Highlights

✓   Institutional Group maintained profitability despite strong headwinds, particularly outside the United States

✓   Completed acquisition of Torreya Partners, extending a strong healthcare investment banking franchise on both sides of the Atlantic

✓   Record electronic trading platform activity levels, supported by successful acquisition of Sierra Pacific

✓   Increased relevance to clients through expanded product offerings and leveraging the Stifel franchise

✓   Improved operating efficiencies

Compensation Mix

Proxy Statement for the 2024 Annual Meeting of Shareholders	34

Thomas B. Michaud, Senior Vice President,

President and CEO of Keefe, Bruyette & Woods

Thomas B. Michaud is in his 38th year with KBW. He was named President and CEO in 2011, having served as Vice Chairman and COO of the Holding Company since 2001 and President of the main subsidiary since 2006. KBW was acquired by Stifel in February 2013 and leads Stifel’s investment banking business in the financial services and FinTech sectors. He served on our Board from 2013 until 2017 and, in additional to managing the day to day operations of KBW, he is a Member of Stifel’s Institutional Group Management Committee. Under Mr. Michaud’s leadership, KBW is regularly recognized for its leadership in research, mergers and acquisitions, capital raising, and equity trading. Mr. Michaud maintains strong personal relationships with industry leading executives and has been instrumental in many of KBW’s largest transactions. Mr. Michaud’s financial services industry views are frequently sought by corporate clients, their boards, investors, Congress, policy makers and the media.

2023 Performance Highlights

✓   Led extension of investment banking market share in both capital raising and in mergers and acquisition, with KBW ranking first in middle market FIG equity underwriting and KBW advising three of the banking industry’s top five mergers

✓   Expanded KBW’s top rankings from Institutional Investor and Coalition Greenwich in equity research, sales, trading and conferences

✓   Central to many of KBW’s most important relationships

✓   Continued to build and position KBW’s multidisciplinary Fintech practice for future growth

Compensation Mix

James M. Marischen, Chief Financial Officer

James M. Marischen was named Chief Financial Officer of Stifel Financial Corp. in August 2018. From 2015 to 2018, he served as the Company’s Chief Accounting Officer and Chief Risk Officer, with responsibilities including oversight of corporate accounting, financial analysis and planning, tax, treasury, and enterprise risk management. Mr. Marischen joined Stifel in 2008, serving as Chief Financial Officer and Executive Vice President of Stifel Bank & Trust from 2008 to 2015. Prior to joining Stifel, Mr. Marischen worked in public accounting at KPMG LLP. Mr. Marischen earned a Bachelor of Science in Accounting and a Master of Accountancy from Truman State University.

2023 Performance Highlights

✓   Supported the Company in achieving its third-highest net revenues despite considerable market headwinds, including record net interest income and asset management revenues.

✓   Focus on expense discipline contributed to 18% pre-tax margins.

✓   Management of capital and liquidity planning, including the renewal and expansion of the Company’s credit facility, repurchases of 7.2 million common share, and a 17% increase of the common stock dividend

✓   Management and oversight of finance and enterprise risk management

Compensation Mix

Proxy Statement for the 2024 Annual Meeting of Shareholders	35

KEY PAY PRACTICES

Our Committee considers the design of our executive compensation program to be integral to furthering our Compensation Principles, including paying for performance and effective risk management. The following chart summarizes certain of our key pay practices.

What We Do and Don’t Do

✓   Emphasize annual incentive compensation tied to Company and individual performance

✓   Encourage stock ownership by deferring a portion of annual compensation in the form of RSUs and PRSUs and award long-term incentives with multi-year vesting periods of typically five years

✓   Maintain stock ownership guidelines; currently, all executives exceed these guidelines

✓   Focus executive officers on our long-term performance with the award of PRSUs based in significant part on ROCE performance

✓   Utilize a formal process and incentive framework to set executive officer compensation

✓   “Double trigger” on equity awards

✓   Retain an independent compensation consultant

✓   Conduct annual risk review

✓   Engage with shareholders

X   No excise tax “gross-ups”

X   No special CIC severance

X   No employment agreements

X   No SERPs

X   No hedging, short selling, or use of derivatives

X   Pledging by insiders requires Committee approval

X   No excessive perquisites

X   No repricing of options without shareholder approval

X   No option timing or pricing manipulation

COMMITTEE COMMITMENTS AND PRINCIPLES

During 2023, the Committee maintained its process for setting goals, evaluating performance and making pay decisions, building on its significant improvements in recent years. The review and articulation of our pay purposes, commitments and process is in direct response to comments and other input from our shareholders that have asked us to provide greater transparency by describing in more detail the quantitative and qualitative factors and the evaluation process used to determine awards. Our executive compensation practices are designed to advance Stifel’s goal of being a leading wealth management and investment banking company that is entrepreneurial and appropriately manages risk. We grow and take advantage of opportunities, whether they present themselves as organic growth prospects, as talent to attract or as businesses to acquire. To this end, our executive compensation program emphasizes annual incentive compensation that aligns our executives’ compensation to Stifel’s long-term performance. The Committee oversees this program. This overarching purpose of driving long-term value creation is supported by these commitments:

COMMITTEE COMMITMENTS

Transparency

▶	The Committee identifies the compensation principles that determine the compensation decision process and makes the specific decisions that result from that process.

Alignment

▶	The Committee determines the forms and proportions of compensation to align named executive officer compensation to Stifel’s long-term performance.

▶	The process by which the Committee makes its decisions includes consideration of the entire factual framework, including both:

▶	Quantitative factors, such as those used in the formula for realization of PRSUs and

▶	Qualitative factors such as stewardship and risk controls.

Proxy Statement for the 2024 Annual Meeting of Shareholders	36

Orderly Decision-Making

▶	The Committee’s annual decision-making process is structured to yield orderly, timely, individual compensation decisions.

▶	The Committee requires a full, enumerated factual basis satisfactory to its members to be put before it prior to making its annual compensation decisions.

▶

The Committee consults with an outside compensation consultant to provide market data in connection with its compensation determinations for our CEO and other named executive officers and for other guidance in the compensation decision-making process.

▶

The Committee obtains data on peer practices and uses such data as reference material to assist it in maintaining a general awareness of industry compensation standards and trends. The market data does not formulaically determine the Committee’s compensation decisions for any particular executive officer. The Committee does not target a particular percentile of the peer group with respect to total pay packages or any individual component of pay.

▶	The Committee disciplines its exercise of judgement by use of these facts, principles and process and framework, in order to set compensation in the best interest of the Company and its stakeholders.

Balancing Role Relevance with Cultural Cohesion

▶	The Committee sets the mix of forms of compensation to be relevant to the role of each executive. For example, a front-line financial professional is often paid primarily on revenue produced.

▶	By contrast, senior executives must also ensure conversion of revenues to net income, which the Committee takes into account for senior executive compensation.

▶	However, the Committee also strives to foster the cohesive culture that remains essential to Stifel’s success by constraining these role-prompted differences to those essential to maintain relevance.

▶	To the extent role differences do not compel compensation differences, the mix of forms of compensation should be kept similar across the organization.

Responsibility

▶	The Committee has ultimate responsibility for compensation decisions.

▶

The Committee will not duck its responsibility, whether by excessive delegation or through simplistic weighting or excessively formulaic approaches, which can have unintended consequences, fail to capture vital non-quantitative factors, and lead to potential misalignment of interests between the Company and its executives.

▶	No single metric or formula can substitute for the Committee’s informed exercise of judgment.

▶

The Committee’s process for analyzing facts and making considered determinations, including its decision to continue using formula-based PRSUs as a component of compensation, has kept true to its responsibility to align executive pay with Company performance and foster long-term value creation, proper risk management and Company values.

Prudence

▶	The Committee expects Stifel’s executives to act prudently on behalf of shareholders and clients, regardless of day-to-day market conditions and other events.

▶

This expectation could be undermined by a strictly formulaic program, which could encourage executives to place excessive weight on achieving a narrow metric at the expense of other goals, and at the expense of balancing goals in tension.

▶

The Committee instead remains determined to set compensation informed both by quantifiable, formula-driven factors and by less quantifiable factors, such as risk management, disparities between absolute and relative performance levels and recognition of key individual achievements.

Proxy Statement for the 2024 Annual Meeting of Shareholders	37

BENEFITS OF DISCRETIONARY ELEMENTS WITHIN OUR COMPENSATION PROGRAM

▶

Our business is dynamic and requires us to respond rapidly to changes in our operating environment. A rigid, formulaic program based on metrics could hinder our ability to do so and could have unintended consequences.

▶

Our program is designed to encourage executives to act prudently on behalf of both shareholders and clients, regardless of prevailing market conditions. This goal could be compromised by a strictly formulaic program, which might incentivize executives to place undue focus on achieving specific metrics at the expense of others.

▶	Strictly formulaic compensation would not permit adjustments based on less quantifiable factors such as unexpected external events or individual performance.

▶

Equity-based awards comprise a significant portion of annual variable compensation for our named executive officers and are designed to ensure long-term alignment without the disadvantages of purely formulaic compensation.

COMMITTEE PRINCIPLES

Our executive compensation strategy is designed to advance Stifel’s goal of being a premier wealth management and investment banking company. Stifel is an entrepreneurial meritocracy that manages its risks conservatively. We take advantage of opportunities, whether they present themselves as organic growth prospects, as talent to attract or as businesses to acquire. Accordingly, the Committee’s executive compensation program emphasizes compensation that is aligned with our company’s performance.

Pay for Performance	Focus on Long- Term Shareholder Interests	Pay to Retain and Attract	Maintain Compensation Governance

▶   A substantial majority of named executive officer pay is based on performance and delivered through cash and equity vehicles tied to annual or multiple-year future performance or retention that align our interests with the interests of our shareholders

▶   CEO pay reflects Company performance

▶   Our program encourages share ownership and includes performance measures that enhance long-term shareholder value

▶   Since 1997, a significant portion of named executive officer pay is deferred or conditioned on retention and, along with our stock ownership guidelines, has led to significant share ownership

▶   Financial services is a highly competitive industry; we work to configure and size pay prudently to attract and retain top talent

▶   The Committee reviews pay among competitors, but does not target a specific percentile when approving compensation for named executive officers

▶   The Committee is composed of 3 independent directors and held 5 meetings in 2023

▶   The Committee utilizes the services of an independent compensation consultant

▶   Independent consultant gathers competitive information on pay and performance so that the Committee is aware of current market developments and practices

▶   The Committee monitors and assesses named executive officer performance in making year-end pay decisions

▶   In evaluating our executive compensation program, the Committee annually considers shareholder advisory vote and feedback from its meetings with shareholders

Balancing Short- and Long-Term Incentives with “Realized” and “At-Risk” Compensation

The Committee recognizes the importance of striking a balance between long-term incentives linked to shareholder returns and retention and short-term incentives linked to the annual performance of the Company. The Committee considers such factors as the level of cash base salary, annual incentive compensation, long-term incentive compensation, and the overall equity ownership of the Company’s CEO and other named executive officers. On balance, the Committee strives to emphasize long-term incentives linked to shareholder returns and retention while recognizing the importance of annual performance compensation. In doing so, the Committee assesses each

Proxy Statement for the 2024 Annual Meeting of Shareholders	38

component of compensation as to its emphasis on short-term verses long-term incentives. However, the Committee does not target any specific mix of short-and long-term incentives over the course of years. In addition, when assessing the incentive of various components of compensation, the Committee considers whether the compensation is “Realized” (meaning that it is not forfeitable) or “At-Risk” (meaning that it is potentially forfeitable because it is subject to time-or performance-based vesting).

The Importance of Stock Ownership

The Committee considers the overall level of equity ownership maintained by an executive officer as important indicia of the alignment of that individual with shareholders. The Committee understands the importance to shareholders of share value and total stock returns and, therefore, takes into consideration the stock ownership of the CEO and the other named executive officers when determining the compensation system. More generally, the Committee views share ownership and participation in share value as an important factor that, even before compensation decisions for a particular year are made, aligns the senior management with shareholders.

We maintain stock ownership guidelines for our officers. The Committee also takes note of our officers’ high level of stock ownership relative to these guidelines. For our CEO, these guidelines set a target stock ownership level of at least 10 times his cash base salary. Mr. Kruszewski’s stock ownership greatly exceeds that target. For our other named executive officers, these guidelines set a target ownership level of at least 7 times cash base salary. For each of our other named executive officers, stock ownership greatly exceeds that target.

Independent Compensation Committee Consultant and Identification of Peer Group

In 2023, the Committee continued to retain Compensation Advisory Partners LLC (CAP) as the Committee’s independent Compensation Consultant. CAP reports directly to the Committee, attends Committee meetings, and provides executive compensation related services. These services include reviewing this compensation discussion and analysis, advising on compensation program design such as restricted cash, PRSUs and peer company selection, providing market data on executive compensation trends and named executive officer compensation levels, and assisting the Committee with evaluation of pay-for-performance alignment.

For 2023, the Committee considered the conflicts-of-interest related considerations for retention of a compensation consultant set out in the NYSE’s listing standards, and determined that no such conflict of interest exists with respect to CAP.

CAP identifies and the Committee adopts a single “peer group” as a reference group for the Committee’s review of compensation levels and market practices. Our peer group is composed of companies operating in the investment banking, brokerage and asset management businesses that are of similar size, by revenue, assets, income, market cap and total shareholder return.

Peer Group
Affiliated Managers Group Inc. Ameriprise Financial, Inc. Evercore Inc. Franklin Resources, Inc. Houlihan Lokey, Inc.	Invesco Ltd. Jefferies Financial Group Inc. Lazard Ltd. LPL Financial Holdings Inc. Moelis & Company	Northern Trust Corp. Piper Sandler Companies Raymond James Financial, Inc. T. Rowe Price Group, Inc.

Proxy Statement for the 2024 Annual Meeting of Shareholders	39

KEY EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The Committee seeks to utilize a balanced mix of compensation elements to achieve its goals, with total compensation for our executive officers heavily weighted towards variable elements that reward performance. The following table describes each component of our executive compensation program, how it is determined, and the purpose or purposes we believe it accomplishes. “Realized” compensation is paid (or vests) to the executive officer either during or on account of the year and is of fixed realizable value and ordinarily available to the executive officer. “At-Risk” compensation, by contrast, is delayed and subject to future conditions. An executive officer risks losing this compensation on account of these conditions not being met.

Fixed Compensation & Benefits

Base Salary, Cash	Retirement Plans	Other Benefits

Provides a base level of fixed pay. Consistent with our compensation principles, Stifel maintains modest salary levels and provides most of its compensation in the form of variable incentive compensation.

Cash base salary for our executive officers has not materially increased in recent years.

401(k) facilitates tax-advantaged retirement savings

Named executive officers participate in the same retirement plans available to employees generally.

Profit sharing plan with a match of up to $1,000.

Maintains alignment between named executive officers and other employees by limiting additional perquisites.

Benefits provided to named executive officers are generally in line with those available to other employees.

Limited executive officer perquisites.

Annual Variable Compensation

Cash Bonus	Debentures and Restricted Cash	RSUs and RSAs	PRSUs

Provides a competitive annual incentive. Aligns executive with shareholder interests in annual performance.	Aligns executive with shareholder interests in annual performance. Encourages retention by vesting over 5 years.

Aligns executive with shareholder interests in both annual performance and subsequent share value growth.

RSUs encourage retention by vesting over 5 years. RSAs encourage retention by becoming unrestricted over 5 years, generally on equivalent terms to RSUs.

Aligns executive with shareholder interests in both annual performance and share value growth.

Encourages retention by vesting over 5 years.

Value depends on achievement of objective, multi-year goals.

Performance based: directly tied to achievement of specific goals over a 4-year period.

Metrics are Total Shareholder Return (TSR), Non-GAAP ROCE, Non-GAAP Pre-Tax Income and Non-GAAP Diluted EPS.

▶   Varies annually based on Company and individual performance.

▶   Structured to better align total pay with overall Company performance.

▶   Tied to incentive framework, which includes key corporate, strategic and individual performance indications.

▶   Decisions also based on individual goals and performance of business segment.

Proxy Statement for the 2024 Annual Meeting of Shareholders	40

The Committee’s Perspective on the Compensation Elements

The following section describes the Committee’s views on how each element of compensation fits within the Committee’s perspective on short-term versus long-term incentives and within the Committee’s framework of “Realized” versus “At-risk” compensation.

Base Salary, Cash

The Committee views cash base salary as a short-term incentive and a component of “Realized” annual compensation. As such, we pay relatively low levels of cash base salary compared to the market due to our variable pay-for-performance philosophy. The Committee does not emphasize cash base salary; cash base salary for our executive officers has not materially increased in recent years. The cash base salary for our CEO has not increased since he joined Stifel as Chief Executive Officer in 1997.

Annual Incentive Compensation

The Committee has established an annual incentive compensation program for the named executive officers that provides a significant portion of the total annual compensation paid to each of the named executive officers. The objective of the annual incentive compensation portion of the executive compensation program is to provide cash and deferred compensation (PRSUs, RSUs, RSAs, debentures and restricted cash), each component of which is variable and awarded based on the Committee’s assessments and discretion, using the process and framework described below, and in view of, first, the financial performance of our company and the business units in which the executive officer serves and, second, a qualitative evaluation of the individual executive officer’s performance for the year. No specific target levels of performance are set by the Committee to determine the annual incentive compensation of our named executive officers. Instead, the Committee determines the amount of each named executive officer’s annual incentive compensation based on the Committee’s subjective assessment of the Company (and in some cases, a particular business unit’s) performance relative to the qualitative and quantitative performance indicators used by the Committee to evaluate performance.

Components of Annual Incentive Compensation

Cash	Time-based deferred compensation	Performance-based deferred compensation

Cash, which the Committee views as a short-term incentive and a component of Realized annual compensation.	Time-based deferred compensation, which the Committee views as a long-term incentive and a component of At-Risk annual compensation. Generally, such compensation has been a combination of restricted stock units, debentures and restricted cash.	Performance-based deferred compensation, which the Committee views as a long-term incentive and a component of At-Risk annual compensation. Generally, performance-based deferred compensation has been in the form of PRSUs.

Collectively, the above three compensation elements comprise Annual Incentive Compensation, which is the most important part of compensation determined by the Committee each year. In making that annual determination, the Committee has developed a facts-based, performance-focused framework by which it assesses named executive officer performance and sets compensation against clearly stated and measured Company and business goals.

For 2023, these objectives include the quantitative and qualitative criteria identified in the table on page 25 in the section “Incentive Assessment Framework Results”, which reflect financial performance, operating performance and strategic achievements. These criteria were informed by the Committee’s review of overall progress for the Company periodically during the past year. The Committee made its final determinations at year-end when information for each factor was available. Individual performance for each named executive officer was also reviewed in this context of overall performance.

Primary performance goals – achievement of revenue, pre-tax income, and EPS goals – are generally more heavily weighted in the Committee’s decisions. Taking into consideration all factors, the Committee then evaluated each major category – primary, other considerations, strategic – and assigned an overall evaluation to Company performance in making final awards. The Committee understands the importance to shareholders of total stock returns and, therefore, takes into consideration the stock ownership of the CEO

Proxy Statement for the 2024 Annual Meeting of Shareholders	41

and the other named executive officers when determining the compensation system because the Committee views share ownership as an important factor that already aligns the senior management with shareholders. The Committee has also made total shareholder returns a significant part of the formula that determines PRSUs earned.

Benefits

The Committee provides executives with only limited perquisites and other personal benefits. The Committee periodically reviews the dollar amount of perquisites provided and may make adjustments as it deems necessary. Other benefits, including retirement plans and health and welfare plans, are made available to the CEO and other named executive officers on the same basis as they are made available to other employees.

PAY STRUCTURE AND RISK MITIGATION

Named Executive Officer Compensation is linked to risk management and other controls.

Our emphasis on deferred compensation links named executive officer pay directly to share price and shareholder value over time.	Our PRSUs link named executive officer compensation to future TSR, non-GAAP pre-tax net income, diluted EPS and ROCE performance metrics.	We evaluate each named executive officer’s contribution to Company risk control in setting annual pay.	We maintain control over pay through ownership requirements, anti-hedging rules and double triggers.

Performance-Based Restricted Stock Units, PRSUs

Performance-based Restricted Stock Units (PRSUs), the Company’s metrics-based equity vehicle, have been awarded periodically. PRSUs are earned over a four-year performance period based on achieving pre-determined performance objectives. Any resulting delivery of shares for PRSUs granted as part of 2023 compensation will occur in early 2028 for 80% of the earned award, and in early 2029 for the remaining 20% of the earned award. Similar to ordinary RSUs, PRSUs are granted based on the share price on the date of grant.

For the 2024-2027 performance cycle used for the 2024 awards of PRSUs as part of our named executive officers’ 2023 compensation, the Committee selected the following performance criteria for all executive officers:

⚫	Total Shareholder Return, Relative to Peers’ total shareholder returns (Relative TSR)

⚫	Non-GAAP Diluted EPS and

⚫	Non-GAAP Return on Common Equity.

For additional discussion on non-GAAP measures, see the discussion of “Use of Non-GAAP Measures” on page 47. The Committee uses non-GAAP results as described in that discussion because the Committee intends PRSUs to measure relative performance over time and the Committee concluded non-GAAP results are the better relative measure. To illustrate, if the baseline performance for a PRSU were a GAAP measure, in the absence of future acquisitions, that measure would likely show improvement over time based simply on the merger related charges of previous acquisitions rolling off. Accordingly, the Committee determined that these non-GAAP measures were a more appropriate measurement tool for measuring relative improvement of the underlying business results and, more specifically, the Committee determined that the above criteria would best align management incentives with long-term shareholder objectives and in accordance with how the market assesses long-term performance of similar financial service firms. The Committee further determined that the use of multiple metrics would reinforce those objectives and discourage excessive focus on any single metric to the detriment of long-term shareholder objectives, long-term performance of the Company or achievement of the Company’s stated objectives.

The Non-GAAP performance criteria are equally weighted. These measures will be fixed, for purposes of calculating any PRSU awards, for the duration of the performance period, except to neutralize the effect of intervening changes in accounting or other applicable rules and subject to the Committee’s final authority to confirm the appropriate calculation of any of the non-GAAP measures for purposes of determining any PRSU award received. The final performance criterion, Relative TSR, represents the positive or negative difference between the Company’s TSR and the average TSR of its peer group, as described on page 39, between the end of calendar year 2024 and the end of calendar year 2027.

Proxy Statement for the 2024 Annual Meeting of Shareholders	42

For each criterion, there is a “Target”. Associated with each Target are a lower “Threshold” and a higher “Maximum”, noted below. Relative TSR is measured once directly. Performance under each other criterion is evaluated by constructing the arithmetic average of four years of the relevant annual performance results (the “realized performance”). For each year for these other criteria, the result is taken over (measured from beginning to end of) the calendar year. The realized performance is then compared to the Threshold, Target and Maximum associated with that criterion and scored as follows:

▶	Realized performance equal to or below the Threshold is scored as 1⁄3 (except Relative TSR, scored as 4⁄5).

▶	Realized performance between the Target and the Threshold is interpolated on a straight line basis between the Target score and the Threshold score.

▶	Realized performance equal to the Target is scored as 1.

▶	Realized performance between the Target and the Maximum is interpolated on a straight line basis between the Target score and the Maximum score.

▶	Realized performance equal to or above the Maximum is scored as 1 2⁄3 (except Relative TSR, scored as 1 1⁄5).

The Non-GAAP measured scores for the criteria for each executive officer are averaged, with equal weighting, to produce a single, preliminary score, which is then multiplied by the Relative TSR score. This final score, when expressed as a percentage determines the final award where “1” corresponds to 100% of the target award and higher or lower factors increase or decrease the award. The maximum award is 200% of the target.

This description of PRSU calculations is a summary. PRSU results are determined in accordance with Stifel’s policy governing calculation of Non-GAAP measures, and are reviewed by the Committee on a quarterly basis.

PRSU Performance Measures and Scoring for 2024 grants in respect of 2023:

Measures	Threshold	Target	Maximum

Relative Total Shareholder Return (TSR)	80% of Peer TSR	100% of Peer TSR	120% of Peer TSR

4-Year Average Annual Non-GAAP Diluted Earnings per Share (EPS)	$3.11	$4.68	$6.22

4-Year Average Annual Non-GAAP Return on Common Equity (ROCE)	10%	12%	14%

In designing the PRSUs the Committee is not setting a limit to the goals for which PRSU recipients should reach when it uses the word “Target”, which instead expresses the base case and simplifies understanding of the midpoint award.

Proxy Statement for the 2024 Annual Meeting of Shareholders	43

2023 PRSU Awards:

Named Executive Officer	PRSU Award ($ millions)	PRSUs Awarded

Ronald J. Kruszewski	4.52	60,267

James M. Zemlyak	1.95	26,000

Victor J. Nesi	1.88	25,067

Thomas B. Michaud	0.68	9,000

James M. Marischen	0.68	9,067

Amounts are based on a reference share price of $75.00. Dollars rounded to the nearest $10,000.

PRSUs vest ratably over 5 years on an annual basis, but are not calculated or delivered until the 4th year, when 80% of total earned shares, if any, are delivered, with the remaining 20% delivered after 5 years, in each case measuring from the initial grant date. This vesting thus results in no value to the executive officer except through the described calculation and delivery that occurs in the fourth and fifth year.

OTHER PAY ELEMENTS: RSUS, RSAS, DEBENTURES AND RESTRICTED CASH

RSUs granted as part of the annual incentive vest ratably over 5 years on an annual basis. Debentures also vest ratably over 5 years on an annual basis and, in recent years, accumulate interest at a rate of 3%. RSAs and restricted cash granted as part of the annual incentive become unrestricted ratably over 5 years on an annual basis. RSAs receive dividends, which are paid in cash in the same manner as common shares. RSUs receive dividend equivalents in the form or either cash or additional units with the same vesting, delivery, timing and other attributes as the underlying units.

RSUs, RSAs, debentures and restricted cash received as part of annual incentive compensation vest ratably on an annual basis over 5 years of continued employment but vest upon death or disability. PRSUs, to the extent of total shares earned, if any, vest immediately upon death or disability, but do not vest automatically upon termination or retirement.

STOCK OWNERSHIP REQUIREMENTS

We maintain stock ownership guidelines for our officers. This powerfully and directly aligns their interests with the interests of all shareholders. All of our named executive officers substantially exceed their target ownership levels.

These levels are set at multiples of cash base salary. All of our named executive officers would exceed their target ownership levels (of 10× or 7× cash base salary) even if their cash base salaries were set at the substantially higher levels often paid by our peers to their most senior executives.

Our guidelines restrict future sales of shares if ownership is below the required levels, but there is no minimum time required to achieve the target ownership level. Exceptions to the guidelines may be granted on a case-by-case basis if a hardship situation exists.

OTHER COMPENSATION POLICIES

Clawback and Recoupment Policies

In 2023, the Company adopted a compensation recovery policy applicable to certain executive officers’ incentive-based compensation received beginning in early October 2023. This policy is designed to comply with related New York Stock Exchange listing standards and Securities & Exchange Comission rules. Under the policy, in the event of an accounting restatement, the Company will promptly recover from certain current or former executive officers any erroneously awarded cash- or equity-based compensation paid on the basis of or the

Proxy Statement for the 2024 Annual Meeting of Shareholders	44

achievement of financial performance measures, consistent with the policy’s provisions. The policy is available as an exhibit to the Company’s most recent Form 10-K. In addition, the Company’s undelivered restricted stock units (including RSUs and PRSUs), debentures and share grants continue to be subject to longstanding provisions that could result in forfeiture as a result of engaging in conduct detrimental to Stifel, including any action that results in a restatement of the financial statements of Stifel.

Risk Input to Named Executive Officer Pay Decisions

The Committee solicits input from the CFO and the Company’s Enterprise Risk Management group in the course of making its pay decisions. We believe that this input enables the Committee, when appropriate, to hold executives accountable for material actions or items that harm current or future performance, or put performance at undue risk.

The Company’s Enterprise Risk Management group conducts wide-ranging risk identification, mitigation, monitoring and management functions within the Company, and helps to inform the Committee as to the relevance of executive officer actions to the risk profile of the business lines of the Company.

At-Will Employment of Executive Officers

None of our executive officers, including our chief executive officer and our chief financial officer, currently has a written employment agreement with the Company, and each is thus employed by us on an ‘‘at will’’ basis.

Treatment of Dividends

Employee-owned common shares receive dividends in the same manner as any other common shares. RSAs also receive dividends, which are paid in cash in the same manner as common shares. RSUs (including PRSUs) receive dividend-equivalents in the form of either cash or additional units with the same vesting, delivery, timing and other attributes as the underlying units.

Use of Compensation Consultants

The Committee retains an independent compensation consultant, which reports directly to the Committee, attends Committee meetings, and provides executive compensation related services. The compensation consultant’s services include reviewing this compensation discussion and analysis, advising on compensation program and peer company selection, providing market data on executive compensation trends and executive officer compensation levels, and assisting the Committee with evaluation of pay-for-performance alignment.

Deferred Compensation Grids

In 2023, the Committee used the following grid as a basis for setting deferrals for employees receiving incentive compensation, other than commission-based employees, certain Institutional Group managing directors, and certain senior and executive officers. Employees receiving deferred compensation in accordance with the following grid are predominantly in our institutional and administrative groups, for which deferred compensation is 5 year, ratable annual vesting, and consists of 35% restricted stock units and 65% deferred cash debentures.

Total Compensation Value	Percentage Deferred

less than $200,000	0%

$200,000 - $499,999	15%

$500,000 - $749,999	25% IG; 20% Other

$750,000 - $999,999	35% IG; 30% Other

more than $1,000,000	40% IG; 35% Other

Certain Institutional Group managing directors received a subtantial part of their non-salary compensation in restricted cash. Incentive compensation deferrals for our commission-based employees are generally 5% of production over $300,000 in our private client group and, in our institutional group, up to 15% of the payout on specific products over tiered thresholds, which vary by product.

Proxy Statement for the 2024 Annual Meeting of Shareholders	45

Anti-Hedging, Anti-Pledging and other Officer and Employee Trading Policies

Our insider trading policy prohibits our executive officers from margin purchases and short selling of, or dealing in publicly traded options in or derivatives of our common stock. Additionally, the Company maintains a policy under which any new pledging of our common stock by such persons will require the approval of the Committee. Our directors and executive officers hold no shares in margin accounts and have pledged no shares to third parties. We also prohibit each employee, including each executive officer, from margin purchases, short sales, solicited transactions, issuance of research or market letters, active market making tactics. Insider trading is prohibited and, for covered employees including our executive officers, trading of any kind is prohibited during the period beginning five calendar days and ending one business day after each quarterly or annual financial report by the Company.

Double Triggers

Our award agreements with executive officers for deferred compensation issued since 2010 maintain the requirement of “double triggers” on the accelerated vesting of awards in the event of a change in control, meaning that an executive officer must actually be terminated following the change in control before vesting will be accelerated unless the Committee grants exceptions in individual cases. None of our executive officer deferred compensation vests automatically upon a change in control, nor does any executive officer have an agreement providing for guaranteed payments, severance, or “golden parachute” payments.

Perquisites and Personal Benefits

Our named executive officers have the perquisites and other personal benefits described in more detail in the Summary Compensation Tables beginning on page 48. The Company does not reimburse non-accountable expenses.

Retirement Plans and Health and Welfare Plans

We sponsor a profit sharing plan, the 401(k) Plan, in which all eligible employees, including the named executive officers, may participate. We currently match up to $1,000 of each employee’s contribution to the 401(k) Plan (or up to $3,000 matched for employees earning less than $175,000 per year). Employee stock ownership contributions for a particular year are based upon each individual’s calendar year earnings up to a maximum prescribed by the Internal Revenue Code.

Full-time employees, including the named executive officers, participate in the same broad-based, market-competitive health and welfare plans (including medical, prescription drug, dental, vision, life, and disability insurance). These benefits are available to the named executive officers on the same basis as they are made available to all other full-time employees.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid in a taxable year to any individual who is a “covered employee”, including the named executive officers, will generally be non-deductible for federal income tax purposes. The Committee recognizes the impact of this non-deductibility on the compensation that it intends to award, but structures compensation in a manner appropriate and consistent with the Company’s executive compensation program.

Proxy Statement for the 2024 Annual Meeting of Shareholders	46

SUMMARY COMPENSATION TABLE TREATMENT OF TIMING OF COMPENSATION

Pursuant to SEC rules, the Summary Compensation Table (SCT) must account for equity-based awards during the year of grant, even if awarded for services in the prior year. However, SEC rules require the SCT to include other incentive compensation to be included in the year earned, even if granted during the next year. By contrast, the Committee, as reflected in the CD&A, considers all performance-based executive compensation to be compensation for the year of performance.

Generally, we grant equity-based awards and debentures, and pay any cash and restricted cash incentive compensation for a particular year shortly after that year’s end. As a result, annual equity-based awards, debentures and cash incentive compensation are disclosed in each row of the Summary Compensation Table as follows:

2023

•	“Salary” displays the Cash Base Salaries of our named executive officers for 2023.

•	“Bonus” displays the Cash Bonuses and Restricted Cash of our named executive officers for 2023.

•	“Stock Awards” displays the PRSUs and RSUs of our named executive officers for 2022.

2022

•	“Salary” displays the Cash Base Salaries of our named executive officers for 2022.

•	“Bonus” displays the Cash Bonuses and Debentures of our named executive officers for 2022.

•	“Stock Awards” displays the PRSUs and RSUs of our named executive officers for 2021.

2021

•	“Salary” displays the Cash Base Salaries of our named executive officers for 2021.

•	“Bonus” displays the Cash Bonuses and Debentures of our named executive officers for 2021.

•	“Stock Awards” displays the PRSUs, RSAs and RSUs of our named executive officers for 2020.

USE OF NON-GAAP MEASURES

The Company utilizes non-GAAP calculations of presented net revenues, income before income taxes, net income, and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results, as well as calculating PRSUs. Additionally, the Committee utilizes certain non-GAAP calculations in considering named executive officer performance and setting named executive officer compensation. The Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Committee’s decision making related to named executive officer compensation and the Company’s current financial performance. These non-GAAP amounts exclude litigation-related expenses associated with previously disclosed legal matters and certain compensation and non-compensation operating expenses associated with acquisitions.

A limitation of utilizing the non-GAAP measures described above is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, income before income taxes, net income, compensation expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

Proxy Statement for the 2024 Annual Meeting of Shareholders	47

SUMMARY COMPENSATION TABLE

The following table presents summary information concerning compensation earned in the 2023, 2022, and 2021 fiscal years by our CEO, CFO and each of our other three most highly compensated executive officers employed at the end of 2023 for services rendered to us and our subsidiaries.

Pursuant to SEC rules, the 2023 Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after that year’s end, even if awarded for services in that year. SEC rules require disclosure of cash incentive compensation to be included in the year earned, even if payment is made after year-end.

A summary of the Committee’s decisions on the compensation awarded to our named executive officers for 2023 performance (which, in accordance with SEC rules, are in large part not reflected in the 2023 Summary Compensation Table) can be found in the “Compensation Discussion and Analysis” beginning on page 24.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	All Other Compen- sation (3)	Total ($)

Ronald J. Kruszewski Chairman and Chief Executive Officer	2023	200,000	2,260,000	10,000,000	822,055	13,282,055
	2022	200,000	4,000,000	8,000,000	665,048	12,865,048
	2021	200,000	9,000,000	4,000,000	355,232	13,555,232

James M. Zemlyak Co-President and Head of Global Wealth Management	2023	300,000	2,600,000	5,200,000	394,465	8,494,465
	2022	275,000	3,025,000	3,400,000	286,876	6,986,876
	2021	250,000	6,600,000	1,800,000	159,687	8,809,687

Victor J. Nesi Co-President and Director of the Institutional Group	2023	300,000	940,000	5,600,000	541,676	7,381,676
	2022	275,000	3,125,000	4,000,000	451,010	7,851,010
	2021	250,000	8,000,000	2,200,000	186,457	10,636,457

Thomas B. Michaud Senior Vice President	2023	300,000	1,350,000	2,200,000	207,321	4,057,321
	2022	250,000	2,750,000	1,750,000	176,806	4,926,806
	2021	250,000	5,000,000	850,000	108,715	6,208,715

James M. Marischen Chief Financial Officer	2023	300,000	1,340,000	1,300,000	112,452	3,052,452
	2022	275,000	1,425,000	850,000	84,957	2,634,957
	2021	250,000	2,400,000	500,000	43,654	3,193,654

(1)

For the year ended December 31, 2023, Messrs. Kruszewski, Zemlyak, Nesi, Michaud and Marischen received $2,260,000, $2,600,000, $940,000, $540,000 and $1,150,000 in cash and $0, $0, $0, $810,000 and $190,000 in newly issued restricted cash, respectively. For the year ended December 31, 2022, Messrs. Kruszewski, Zemlyak, Nesi, Michaud and Marischen received $2,000,000, $2,000,000, $2,000,000, $2,350,000 and $1,225,000 in cash and $2,000,000, $1,025,000, $1,125,000, $400,000 and $200,000 in newly issued debentures, respectively. For the year ended December 31, 2021, Messrs. Kruszewski, Zemlyak, Nesi, Michaud and Marischen received $6,700,000, $4,875,000, $5,875,000, $3,950,000 and $1,850,000 in cash and $2,300,000, $1,725,000, $2,125,000, $1,050,000 and $550,000 in newly issued debentures, respectively. For more information regarding the material terms of the debentures, see “Additional Information about the Compensation Paid to the Named Executive Officers” on page 50. Interest earned on debentures is reflected in the “All Other Compensation” column and in the table accompanying note 3.

(2)

Amounts included for 2023 represent the grant date fair value of RSUs and PRSUs, granted in March 2023 for services in 2022. Amounts included for 2022 represent the grant date fair value of RSUs and PRSUs, granted in February 2022 for services in 2021. Amounts included for 2021 represent the grant date fair value of RSUs, RSAs and PRSUs, granted in January 2021 for services in 2020. The grant date fair value of

Proxy Statement for the 2024 Annual Meeting of Shareholders	48

these awards, for all years presented, were determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), excluding, in respect of PRSUs, the effect of estimated forfeitures. The awards were granted under our 2001 Incentive Stock Plan (2011 or 2018 Restatement, as applicable), discussed in further detail in the section entitled “Compensation Discussion and Analysis,” including units granted as long-term incentive awards. The grant date fair values of the PRSUs granted in 2023, 2022 and 2021, assuming the highest level of performance is achieved is, respectively: for Mr. Kruszewski, $10,000,000, $8,000,000 and $4,000,000; for Mr. Zemlyak, $5,200,000, $3,400,000 and $1,800,000; for Mr. Nesi, $5,600,000, $4,000,000 and $2,200,000; for Mr. Michaud, $2,200,000, $1,750,000 and $850,000; and, for Mr. Marischen, $1,300,000, $850,000 and $500,000. Consistent with the accounting standards noted above, each of these PRSU awards are reflected in the table above assuming the target level of performance is achieved; for each award, this is half the “highest level” amount reflected in the preceding sentence. The awards are valued at the closing price of our common stock on the date of grant or, in 2023, such closing price rounded to the nearest whole dollar amount. The grant date fair values of the PRSUs granted in 2023 are further detailed in the description of “2023 Grants of Plan-Based Awards”, below.
(3)	All Other Compensation for 2023 includes the following:

Name	Company’s Matching Contribution to Profit Sharing 401(k) Plan ($)	Personal and Family Transport ($)	Dividends & Equivalents ($) (1)	Interest on Debentures ($) (2)	Life Insurance ($)	Total Benefits ($)

Ronald J. Kruszewski	1,000	37,775	565,651	196,354	21,275	822,055

James M. Zemlyak	1,000	8,805	270,525	114,135	—	394,465

Victor J. Nesi	1,000	99,901	308,459	132,316	—	541,676

Thomas B. Michaud	1,000	—	141,646	64,675	—	207,321

James M. Marischen	1,000	—	82,015	29,437	—	112,452

(1)  Reflects the value of dividend and dividend equivalents paid in 2023 on account of RSUs, including PRSUs, and RSAs.

(2)  Includes interest on cash account composed of debentures and unpaid dividends.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards received during the fiscal year ended December 31, 2023, for the named executive officers.

Name	Grant Date	Potential Future Payouts Under Equity Incentive Plan Awards (1)			All Other Awards: Number of Units or Shares of Stock (2)	Grant Date Fair Value ($) (1)
		Threshold (#)	Target (#)	Maximum (#)

Ronald J. Kruszewski	February 21, 2023	20,030	75,019	150,038	75,019	10,000,000

James M. Zemlyak	February 21, 2023	10,416	39,010	78,020	39,010	5,200,000

Victor J. Nesi	February 21, 2023	11,217	42,011	84,021	42,011	5,600,000

Thomas B. Michaud	February 21, 2023	4,407	16,504	33,008	16,504	2,200,000

James M. Marischen	February 21, 2023	2,604	9,752	19,505	9,752	1,300,000

(1)

The grant date fair values are calculated in accordance with ASC 718, and, with respect to PRSUs, based upon the probable outcome of the applicable performance conditions without regard to the effect of estimated forfeitures. The minimum actual award relating to PRSUs is approximately 26.7% of the grant date fair value amount and the maximum actual award is 200% of the grant date fair value amount. For Mr. Kruszewski, this figure is composed of $5,000,000 in PRSUs and $5,000,000 in RSUs. For Mr. Zemlyak, this figure is composed of $2,600,000 in PRSUs and $2,600,000 in RSUs. For Mr. Nesi, this figure is composed of $2,800,000 in PRSUs and $2,800,000 in RSUs. For Mr. Michaud, this

Proxy Statement for the 2024 Annual Meeting of Shareholders	49

figure is composed of $1,100,000 in PRSUs and $1,100,000 in RSUs. For Mr. Marischen, this figure is composed of $650,000 in PRSUs and $650,000 in RSUs. The method by which the Threshold, Target and Maximum are determined is described beginning on page 42.
(2)

Represents the total number of stock units (other than equity incentive plan awards) granted to each named executive officer during the 2023 fiscal year. The stock units were part of the named executive officers’ annual and long-term incentive compensation. The components of the total stock unit awards and associated fair values are set forth below.

STOCK UNIT AWARDS AND GRANT DATE FAIR VALUE UNDER ASC 718

Name	Asset Category	Vesting Period (1)	Units (#) (2)	Grant Date Fair Value ($) (3)

Ronald J. Kruszewski	Mandatory Deferral (PRSUs)	5 years	75,019	5,000,000
	Mandatory Deferral (RSUs)	5 years	75,019	5,000,000
	Total		150,038	10,000,000

James M. Zemlyak	Mandatory Deferral (PRSUs)	5 years	39,010	2,600,000
	Mandatory Deferral (RSUs)	5 years	39,010	2,600,000
	Total		78,020	5,200,000

Victor J. Nesi	Mandatory Deferral (PRSUs)	5 years	42,011	2,800,000
	Mandatory Deferral (RSUs)	5 years	42,011	2,800,000
	Total		84,021	5,600,000

Thomas B. Michaud	Mandatory Deferral (PRSUs)	5 years	16,504	1,100,000
	Mandatory Deferral (RSUs)	5 years	16,504	1,100,000
	Total		33,008	2,200,000

James M. Marischen	Mandatory Deferral (PRSUs)	5 years	9,752	650,000
	Mandatory Deferral (RSUs)	5 years	9,752	650,000
	Total		19,505	1,300,000

(1)

The Mandatory Deferrals and the Annual Incentive Compensation RSUs were granted on February 21, 2023 and each vest ratably on an annual basis over the period indicated. PRSUs become payable 80% after 4 years and 20% after 5 years.

(2)	Units are rounded to the nearest whole unit.
(3)	The grant date fair values are calculated in accordance with ASC 718.

ADDITIONAL INFORMATION ABOUT COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS

Pursuant to the Stifel Wealth Accumulation Plan, participants in the plan receive a portion of their annual incentive compensation on a deferred basis. This nondiscretionary deferral varies by income, production levels, and other factors. Stock units are issued to participants based upon the fair market value of our common stock on the date of issuance. PRSUs become payable 80% after 4 years and 20% after 5 years. Other stock units received on a mandatory basis vest ratably on an annual basis over a 5-year period of continued employment following the date of issuance. Vesting based on continued employment may be eliminated, however, upon a termination without cause if the holder of the award refrains from engaging in a competitive activity or a soliciting activity prior to the relevant vesting date of such award. Debentures are promises by the Company to pay cash in the future, with interest, conditioned on continuing employment and other terms. The debentures granted with respect to 2023 vest ratably on an annual basis over a 5-year period of continued employment after the grant and accumulate interest at a rate of 3% per annum. Restricted cash is delivered upon grant but becomes earned ratably over a 5-year vesting period, supported by a grantee promise to repay the unearned portion of delivered cash if continuing employment and other conditions cease to exist during vesting. Debentures and restricted cash are shown in the Bonus column in the 2023 Summary Compensation Table.

Proxy Statement for the 2024 Annual Meeting of Shareholders	50

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the number of exercisable and unexercisable stock awards at December 31, 2023, held by the individuals named in the 2023 Summary Compensation Table. No exercisable and unexercisable stock awards were outstanding at December 31, 2023.

Name	Stock Units (Except Performance- Based) That Have Not Vested		Restricted Shares That Have Not Vested		Performance-Based Stock Units That Have Not Vested (1)
	Units (#) (2)	Market Value ($) (3)	Units (#) (2)	Market Value ($) (3)	Units (#) (2)	Market Value ($) (3)

Ronald J. Kruszewski	11,363(4)	785,736	23,896(10)	1,658,632	11,933(11)	825,179
	5,982(5)	413,643			41,873(12)	2,895,498
	32,000(6)	2,212,800			39,976(13)	2,764,340
	60,015(7)	4,150,038			53,333(14)	3,688,000
					75,019(15)	5,187,547

James M. Zemlyak	7,130(4)	493,040	10,795(10)	746,474	5,967(11)	412,589
	2,823(5)	195,239			17,946(12)	1,240,928
	13,600(6)	940,440			17,989(13)	1,243,954
	31,208(7)	2,158,020			22,667(14)	1,567,400
					39,010(15)	2,697,524

Victor J. Nesi	7,386(4)	510,725	13,193(10)	912,296	5,967(11)	412,589
	3,302(5)	228,331			20,817(12)	1,439,476
	16,000(6)	1,106,400			21,987(13)	1,520,388
	33,608(7)	2,324,021			26,667(14)	1,844,000

					42,011(15)	2,905,026

Thomas B. Michaud	6,250(4)	432,154			2,476 (11)	171,225
	2,136(5)	147,670			10,169(12)	703,192
	3,398(8)	234,969			8,495(13)	587,423
	7,000(6)	484,050			11,667(14)	806,750
	13,203(7)	913,008			16,504(15)	1,141,260

James M. Marischen	8,522(4)	589,303			3,230(12)	223,367
	1,007(9)	69,615			4,99713)	345,543
	678(5)	46,907			5,667(14)	391,850
	1,999(8)	138,217			9,752(15)	674,381
	3,400(6)	235,110
	7,802(7)	539,505

(1)	PRSUs are included in this column at the “Target” level, but may vest at between 26.7% and 200% of the “Target” level, as more fully described beginning on page 42.
(2)

Rounded to the nearest whole number. Vesting and payment are subject to the terms of the underlying award. Unless otherwise noted, vesting or payment is ratable yearly on even dates to the date of completed vesting.

(3)	Market Value is based on the closing price of $69.15 per share of our common stock on December 29, 2023.
(4)	Granted February 25, 2016; vesting completes on January 1, 2026.
(5)	Granted January 30, 2020; vesting completes on January 1, 2025.
(6)	Granted February 18, 2022; vesting completes on January 1, 2027.
(7)	Granted February 21, 2023; vesting completes on January 1, 2028.
(8)	Granted January 28, 2021; vesting completes on January 1, 2026.
(9)	Granted March 2, 2018; vesting completes on January 1, 2028.
(10)	Granted January 28, 2021; vesting completes on December 31, 2025.
(11)

Granted February 1, 2019; 80% of vesting has completed and 20% vests on February 1, 2024. This future vesting is not based on future performance, but is based on the performance during the first four fiscal year that completed after the date of grant.

(12)	Granted January 30, 2020; 80% of vesting completes on January 30, 2024 and 20% vests on January 30, 2025.
(13)	Granted January 28, 2022; 80% of vesting completes on January 28, 2025 and 20% vests on January 28, 2026.
(14)	Granted February 18, 2022; 80% of vesting completes on February 19, 2026 and 20% vests on February 19, 2027.
(15)	Granted February 18, 2023; 80% of vesting completes on February 19, 2027 and 20% vests on February 19, 2028.

Proxy Statement for the 2024 Annual Meeting of Shareholders	51

OPTION EXERCISES AND STOCK UNITS VESTED OR CONVERTED

The following table sets forth certain information concerning stock vested, for RSAs, or converted, for RSUs, during the year ended December 31, 2023. None of the named executive officers held stock options at any time in 2023.

Name	Number of Shares Acquired on Vesting/Conversion (#) (1)	Value Realized on Vesting/Conversion ($) (2)

Ronald J. Kruszewski	99,670	6,344,525

James M. Zemlyak	50,906	3,245,658

Victor J. Nesi	55,653	3,529,140

Thomas B. Michaud	32,638	2,014,686

James M. Marischen	9,476	559,452

(1)	Numbers of shares is composed of both stock vested, for RSAs, and converted into shares, for RSUs.
(2)	These figures represent the dollar value of gross units settled in our common stock by the named executive officers.

Nonqualified Deferred Compensation

The following table sets forth information concerning contributions, earnings, and balances under nonqualified deferred contribution plans for the named executive officers:

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution in Last FY ($) (1)	Aggregate Earnings / (Losses) in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at End of Year ($)

Ronald J. Kruszewski	18,247,175	10,000,000	5,260,398	(6,344,525)	27,163,048

James M. Zemlyak	8,511,992	5,200,000	2,524,068	(3,245,658)	12,990,402

Victor J. Nesi	9,976,828	5,600,000	2,764,783	(3,529,140)	14,812,471

Thomas B. Michaud	5,358,609	2,200,000	1,258,021	(2,014,686)	6,801,944

James M. Marischen	2,739,103	1,300,000	458,801	(559,452)	3,938,452

(1)

The amounts listed in this column represent the annual incentive compensation paid to our named executive officers, which are mandatorily deferred under the Stifel Wealth Accumulation Plan and are included within the “Stock Awards” column of the Company’s 2023 Summary Compensation Table.

(2)

The amounts in this column represent, as applicable, (a) the change in market value of the Company’s common stock during the last fiscal year and (b) the difference between closing price of our common stock on December 29, 2023 and the fair value of incentive stock awards on the date of conversion.

(3)	The amounts in this column represent the fair value of incentive stock awards on the date of conversion.

Proxy Statement for the 2024 Annual Meeting of Shareholders	52

POST-EMPLOYMENT PAYMENTS DISCUSSION

Annual and Long-Term Incentive Awards.

The annual and long-term incentive awards made to the named executive officers vest upon the death or disability, but not retirement of the executive officer. Assuming any of these events had occurred at December 31, 2023, each named executive officer would have received full vesting of some or all of their outstanding RSUs (including PRSUs) and RSAs. The following table describes the amounts each named executive officer would have received in that circumstance.

Name	Number of Shares Acquired if Vesting Upon a Change in Control (#)	Value Realized if Vesting Upon a Change in Control ($)	Number of Shares Acquired if Vesting Upon Death or Disability (#) (1)	Value Realized if Vesting Upon Death or Disability ($) (2)

Ronald J. Kruszewski	—	—	355,480	24,581,442

James M. Zemlyak	—	—	169,135	11,695,685

Victor J. Nesi	—	—	190,938	13,203,363

Thomas B. Michaud	—	—	81,298	5,621,757

James M. Marischen	—	—	47,054	3,253,784

(1)	These shares vest upon death or disability, but not upon retirement or other termination of employment.
(2)	Based on the closing price of $69.15 per share of our common stock on December 29, 2023. Includes RSUs, PRSUs and RSAs.

Proxy Statement for the 2024 Annual Meeting of Shareholders	53

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2023. Directors who also serve as our employees, inside directors, do not receive additional compensation for their service as directors of either the Company or any of its subsidiaries, although we do reimburse them for their travel and similar expenses incurred to attend Board meetings. This policy applies to Messrs. Kruszewski and Weisel, who have served as both directors and executive officers. Non-employee directors are also reimbursed for their travel and similar expenses incurred to attend Board meetings. Information about the 2023 compensation earned or paid to Mr. Kruszewski in his capacity as an executive officer of the Company is disclosed in the 2023 Summary Compensation Table because he is a named executive officer for purposes of this Proxy Statement. All references to “Stock Units” in this section are to RSUs.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Unit Awards ($) (3)	Total ($)

Adam T. Berlew	100,000	150,000	250,000

Maryam S. Brown	125,000	187,500	312,500

Michael W. Brown	130,000	150,000	280,000

Lisa L. Carnoy	125,000	187,500	312,500

Robert E. Grady (4)	-	-	-

James P. Kavanaugh	100,000	150,000	250,000

Daniel J. Ludeman	100,000	150,000	250,000

Maura A. Markus	130,000	150,000	280,000

David A. Peacock	160,000	150,000	310,000

Michael J. Zimmerman	100,000	150,000	250,000

(1)

Total Stock Units outstanding but not yet converted to shares, as of December 31, 2023, are: Mr. Berlew, 2,504; Ms. Maryam Brown, 3,164; Mr. Michael Brown, 2,504; Ms. Carnoy, 3,164; Mr. Grady, 0; Mr. Kavanaugh, 2,504; Mr. Ludeman, 2,504; Ms. Markus, 2,504; Mr. Peacock, 2,504; Mr. Zimmerman, 2,504.

(2)

In addition to an annual cash retainer of $100,000 for serving as a director, the various committee chairs and the lead independent director were awarded additional cash retainers as follows: Lead Independent Director, $30,000; and Committee Chairs, $30,000. New directors who served partial years received a prorated quarterly amount.

(3)

In addition to an annual cash retainer of $100,000, each non-employee director was issued the equivalent of $150,000 in stock units on June 7, 2023. The units vest on a quarterly basis over a one-year period. Amounts stated reflect the aggregate grant date fair value computed in accordance with ASC 718.

(4)	Mr. Grady waived compensation to ensure compliance with policies of Summit Partners, an entity unaffiliated with the Company. Mr. Grady is an advisory partner of Summit Partners.

Grants of RSUs to non-employee directors of the Company are generally granted annually and vest on a quarterly basis over a one-year period.

As approved by the Board, the annual stock retainer payable to each non-employee director includes an award of the equivalent of $150,000 in stock units and $100,000 cash. The chair of each standing committee and the Lead Independent Director each receive $30,000 in cash, for services in each such capacity. Each non-employee director also receives reimbursement of travel and similar expenses incurred to attend Board meetings.

Directors who are also our employees do not receive any compensation for their service as directors of the Company or its subsidiaries, but we pay their expenses for attendance at meetings of the Board.

Proxy Statement for the 2024 Annual Meeting of Shareholders	54

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Sarbanes-Oxley Act of 2002 generally prohibits loans by an issuer and its subsidiaries to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.

From time to time, Stifel Bancorp makes loans and extensions of credit to our directors and executive officers. Outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and its subsidiaries, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2023, all such loans were performing to their original terms.

Certain of our officers and directors maintain margin accounts with Stifel, Nicolaus & Company, Incorporated pursuant to which Stifel, Nicolaus & Company, Incorporated may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

On January 2, 2019, Stifel employed an adult son of Mr. Kruszewski as an employee. The approximate total annual compensation of this individual for 2023 was $213,000. This employment constituted a related party transaction.

On March 7, 2024, Messrs. Kruszewski, Zemlyak, Nesi and Reichert respectively surrendered 100,000, 50,000, 25,000 and 10,000 shares of our common stock to the Company, at the day’s closing price, which was $75.40. Mr. Chris Reichert is Chairman and CEO of Stifel Bank & Trust.

Each of the above related party transactions has been reviewed and approved by the independent directors composing the Board or appropriate committees of the Board, as applicable.

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which our company is a participant and in which any of our directors and executive officers or their family members have a direct or indirect material interest. Our Company Code of Ethics, which is available on our website at www.stifel.com, prohibits our directors and employees, including our executive officers and, in some cases, their family members, from engaging in certain activities without the prior written consent of management or our General Counsel, as applicable. These activities typically relate to situations where a director, executive officer, or other employee and, in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with our company, or who stands to benefit in some way from such a relationship or activity. Specifically, our Code of Ethics includes prohibitions against engaging in outside business or other activities that might create a conflict of interest with or compete against the Company’s interests, including ownership of privately held stock or partnership interests without prior written approval, using Company property, information, or positions for improper personal gain or benefit, and receiving bonuses, fees, gifts, frequent or excessive entertainment, or any similar form of consideration above a nominal value from any person or entity with which the Company does, or seeks to do, business. It is also against Company policy to give certain gifts or gratuities without receiving specific approval.

Each year, we require our directors and executive officers to complete a questionnaire which identifies, among other things, any transactions or potential transactions with the Company in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify our company of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible.

We believe that the foregoing policies and procedures collectively ensure that all related party transactions requiring disclosure under applicable SEC rules are appropriately reviewed.

Aircraft and Personal Property Usage and Allowance Policy. Messrs. Kruszewski, Zemlyak and Nesi make limited personal and family use of Company-owned aircraft, in accordance with Company policy. This usage is reflected as part of their compensation in the amount of the incremental cost of personal travel for the year, including: landing, parking, and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts, and external labor per hour of flight; and customs, foreign permits, and similar fees. The fixed costs of owning or operating the aircraft is not included. Based on historical and anticipated usage of the airplane by Mr. Weisel and such other employees, the Committee approved the payment of the airplane allowance on the condition that any personal flight activity attributable to a Company employee would be included in such employee’s annual compensation.

Proxy Statement for the 2024 Annual Meeting of Shareholders	55

Compensation Committee Interlocks and Insider Participation.
No current member of the Committee is or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board or the Committee.
CEO PAY RATIO

The following table sets forth the median of the 2023 total compensation of all employees of Stifel other than the CEO, the 2023 total compensation of the CEO, and the ratio of these two amounts, each as determined in accordance with Item 402(u) of SEC Regulation
S-K.

	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total

Ronald J. Kruszewski	2023	$200,000	$2,260,000	$10,000,000	$822,055	$13,282,055

Median Employee	2023	$119,916	$2,353	—	$3,000	$125,269

CEO Pay Ratio: 106 to 1
The median employee was determined as of December 31, 2023 and by utilizing the gross wages as reported on each employee’s IRS Form
W-2,
in the United States, or as reported on analogous forms outside the United States. In determining the median employee, we excluded employees who operated in jurisdictions outside of the United States and the United Kingdom and who are less than 5% of our total employees, consisting of 500 employees in 9 foreign jurisdictions. The total number of employees that operated within the United States and the United Kingdom at the end of 2023 was 9,080. The total number employees used for our de minimis calculation was 10,796 employees. The compensation figures shown here are calculated in accordance with applicable regulatory guidance and do not reflect the Committee’s perspective on compensation, which is described in the discussion beginning on page 41. A discussion of the key differences between calculations made according to applicable regulatory guidance and the Committee’s perspective on compensation begins on page 47.
PAY VERSUS PERFORMANCE

The following table sets forth the compensation comparisons to selected company and peer performance measures, in each case as determined in accordance with Item 402(v) of SEC Regulation
S-K.
The “Compensation Actually Paid” and other compensation figures shown here are calculated in accordance with applicable regulatory guidance and do not reflect the Committee’s perspective on compensation, including as actually paid. The Committee’s perspective is described in the discussion beginning on page 41. A discussion of the key differences between calculations made according to applicable regulatory guidance and the Committee’s perspective on compensation begins on page 47.

					Value of Fixed $100 Investment Based On:
Year (1)	Summary Compensation Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Share- holder Return (4)	Peer Group Total Share- holder Return (4, 5)	Net Income (6)	Non-GAAP Pre-Tax Net Income (7)

2020	$10,666,487	$16,500,215	$5,029,682	$7,119,305	$126	$111	$476,211,000	$711,624,000

2021	$13,555,232	$24,502,825	$7,212,128	$11,194,182	$178	$157	$789,271,000	$1,132,395,000

2022	$12,865,048	$8,864,980	$5,599,912	$4,201,855	$152	$133	$624,874,000	$952,215,000

2023	$13,282,055	$18,009,279	$5,746,478	$7,304,401	$183	$148	$485,255,000	$769,914,000

Proxy Statement for the 2024 Annual Meeting of Shareholders	56

(1)
During the second implementation year of Item 402(v) of SEC Regulation
S-K,
registrants are permitted to limit their disclosure to four years. For each of 2020, 2021, 2022 and 2023, our PEO was Ronald J. Kruszewski and the
non-PEO
NEOs were James M. Zemlyak, Victor J. Nesi, Thomas B. Michaud and James M. Marischen.

(2)	See the Summary Compensation Table, page 48.
(3)
The following table details the adjustments that were made to SCT values to determine Compensation Actually Paid (CAP), as presented in the above table. Fair value was computed consistently with the fair value methodology used to account for share-based payments in the Company’s financial statements. All amounts shown for non-PEO
NEOs are averages.

	Executives	2023	2022	2021
SCT Total	PEO	$13,282,055	$12,865,048	$13,555,232
	Non-PEO NEOs	$5,746,478	$5,599,912	$7,212,128
– Grant date fair value of stock awards granted in fiscal year	PEO	($10,000,000)	($8,000,000)	($4,000,000)
	Non-PEO NEOs	($3,575,000)	($2,500,000)	($1,337,500)
+ Fair value at fiscal year-end of outstanding and unvested stock awards granted in fiscal year	PEO	$10,375,093	$6,226,094	$5,630,220
	Non-PEO NEOs	$3,657,233	$1,945,706	$1,865,021
± Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	PEO	$3,825,352	($2,046,115)	$7,056,993
	Non-PEO NEOs	$1,307,971	($803,217)	$2,796,338
+ Fair value at vesting of stock awards granted in fiscal year that vested during fiscal year	PEO	-	-	-
	Non-PEO NEOs	-	-	$17,483
± Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	PEO	$526,779	($180,047)	$2,260,380
	Non-PEO NEOs	$167,719	($40,546)	$640,712
– Fair value as of prior fiscal year-end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	PEO	-	-	-
	Non-PEO NEOs	-	-	-
+ Dividends or other earnings paid on stock awards in the fiscal year prior to the vesting date that are not otherwise included in the total compensation for the fiscal year	PEO	-	-	-
	Non-PEO NEOs	-	-	-
CAP	PEO	$18,009,279	$8,864,980	$24,502,825
	Non-PEO NEOs	$7,304,401	$4,201,855	$11,194,182

(4)	Total Shareholder Return is based on a $100 common equity investment at the close of December 31, 2019.
(5)
The Peer Group is as reported in the Company’s most recent Form
10-K,
as required by Item 201(e) of Regulation
S-K
and as discussed above on page 39, and is composed of Affiliated Managers Group Inc., Ameriprise Financial, Inc., Evercore Inc., Franklin Resources, Inc., Houlihan Lokey, Inc., Invesco Ltd., Jefferies Financial Group Inc., Lazard Ltd., LPL Financial Holdings Inc., Moelis & Company, Northern Trust Corp., Piper Sandler Companies, Raymond James Financial, Inc. and T. Rowe Price Group, Inc.

(6)	See page 47.
(7)
See page 40. Item 402(v) of SEC Regulation
S-K
requires the Company to select and report exactly one performance measure that is both “most important” and not otherwise reported in the above table. The Company has selected this measure because it is the most important primary performance measure used by the Committee in considering NEO compensation. The other primary performance measures, to which the Committee accords great importance, are
Non-GAAP
Net Revenue and
Non-GAAP
diluted EPS. With respect to
Non-GAAP
Pre-Tax
Net Income, calculations are adjusted for acquisition-related charges other than duplicative expenses and litigation-related expenses. The Committee’s perspective on these and other performance measures is described in more detail beginning on page 41.

Proxy Statement for the 2024 Annual Meeting of Shareholders	57

As required by Item 402(v) of SEC Regulation
S-K,
and consistent with the Company’s Incentive Assessment Framework described on page 25, the following list sets forth, unranked, up to seven of the most important Company performance measures for linking executive compensation to Company performance:

•	Non-GAAP Pre-Tax Net Income

•	Non-GAAP Net Revenue

•	Non-GAAP Diluted Earnings Per Share

•	Non-GAAP Return on Common Equity

•	Total Shareholder Return

•	Non-GAAP Pre-Tax Margin on Net Revenues

•	Book Value Per Share
The charts and below are based on the information presented in the Pay versus Performance table, to illustrate and describe the relationships between the Company’s PEO CAP and the average of the Company’s non-PEO
NEO CAPs with the following
me
asures of financial performance, against the four covered fiscal years: Total Shareholder Return (TSR), Net Income and
Non-GAAP
Pre-Tax
Net Income. The first chart also illustrates the relationship between Company TSR and Peer Group TSR, as presented in the Pay versus Performance table. TSR figures are rounded to the nearest dollar. All other figures are rounded to the nearest hundred-thousand dollars.

CAP versus Company TSR and peer Group TSR	CAP versus Net Income (Loss)	CAP versus Non-GAAP Net Income (Loss)

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The responsibilities of the Committee are provided in its charter, which has been approved by
our Board. In fulfi
ll
ing its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Committee, among other things, has:

▶	Reviewed and discussed the Compensation Discussion and Analysis with our management; and

▶	Following such review, the Committee has recommended the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.
Compensation Committee of the Board of Directors of Stifel Financial Corp.
David A. Peacock,
Chair
Adam T. Berlew
Robert E. Grady
* * *

Proxy Statement for the 2024 Annual Meeting of Shareholders	58

ITEM 2. AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

Our Board unanimously recommends a vote FOR the resolution approving the executive compensation of our named executive officers.

In deciding how to vote on this proposal, you are encouraged to consider the description of the Committee’s executive compensation philosophy and its decisions in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 24 and the Summary Compensation Tables beginning on page 48.

Our Board recognizes the fundamental interest our shareholders have in executive compensation. Our say on pay vote gives our shareholders the opportunity to cast an advisory vote to approve the compensation of all of our named executive officers.

Say on Pay Vote

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required by Section 14A of the Exchange Act to provide shareholders with an advisory vote on executive compensation. Our Board recommended, and our shareholders approved, to hold this advisory vote on an annual basis. Although the vote is advisory and is not binding on the Board, the Compensation Committee, or the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. For these reasons, the Board unanimously recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the Company’s Annual Meeting of Shareholders to be held on June 13, 2024, pursuant to Item 402 of Regulation S-K (the compensation disclosure rules of the SEC), which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and other related information.

Approval of the advisory (non-binding) resolution on the Company’s executive compensation will require the affirmative vote of a majority of the voting shares cast, directly as part of the virtual-only meeting or by proxy on this resolution. As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and in connection with its compensation determinations.

Proxy Statement for the 2024 Annual Meeting of Shareholders	59

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends a vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Stifel Financial Corp. and its subsidiaries for the calendar year 2024.

The Audit Committee of our Board has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2024. While it is not required to do so, our Board is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be available to answer shareholder questions, and will have the opportunity to make a statement if they desire to do so.

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of the Company for the year ended December 31, 2023 were audited by Ernst & Young LLP, independent auditor for the Company. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board. Our Board has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of the SEC and the NYSE.

As part of its activities, the Audit Committee has:

▶	Reviewed and discussed with management and the independent auditor the Company’s audited financial statements;

▶

Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

▶

Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3200T regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the Company’s system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the Company’s consolidated financial statements, and relying thereon, we have recommended to the Board inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Stifel Financial Corp.

Michael W. Brown, Chairman

Daniel J. Ludeman

Maura A. Markus

Michael J. Zimmerman

* * *

Proxy Statement for the 2024 Annual Meeting of Shareholders	60

Auditor Fees

Ernst & Young LLP served as our independent auditor for 2023 and 2022. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for these years, as well as fees for the review of our interim consolidated financial statements for each quarter in these years and for all other services performed for these years by Ernst & Young LLP.

Type of Fee	Fiscal Year Ended December 31, 2023 ($)	Fiscal Year Ended December 31, 2022 ($)

Audit Fees (1)	4,935,400	4,814,200

Audit-Related Fees (2)	983,900	563,100

Tax Fees	0	0

All Other Fees (3)	187,000	132,400

Total	6,106,300	5,509,700

(1)

Audit Fees include fees and expenses for professional services rendered in connection with the audits of our annual consolidated financial statements, including reviews of unaudited quarterly financial statements, SEC registration statement services, and services that are normally provided by independent auditors in connection with required statutory and regulatory filings.

(2)

Audit-related Fees include fees and expenses principally related to third-party service organization internal control attestation services, reviews of internal controls not related to the audit of our consolidated financial statements, and agreed upon procedures engagements.

(3)

All Other Fees include services related to a foreign regulatory compliance program, investment banking consultation and an annual license fee for access to Ernst & Young’s web-based accounting research tool.

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related, and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.

The Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. On February 12, 2024 the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date.

Proxy Statement for the 2024 Annual Meeting of Shareholders	61

BENEFICIAL OWNERSHIP

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the amount of common stock beneficially owned, as of April 8, 2024, by each of our directors, the executive officers named in the 2023 Summary Compensation Table, and all of our directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1) (2)	Percentage of Outstanding Common Stock (3)	Stock Units (4)	Total

Ronald J. Kruszewski (5)	1,345,416	1.31%	412,167	1,757,583

James M. Zemlyak (6)	1,236,671	1.21%	192,434	1,429,105

Victor J. Nesi (7)	276,959	*	208,027	484,986

Thomas B. Michaud	90,055	*	90,039	180,094

Michael W. Brown	65,079	*	–	65,079

James M. Marischen	56,725	*	63,033	119,758

Michael J. Zimmerman	53,919	*	–	53,919

David A. Peacock (8)	34,150	*	–	34,150

Thomas W. Weisel (9)	26,178	*	12,416	38,594

Maura A. Markus	25,082	*	–	25,082

Robert E. Grady (10)	15,429	*	–	15,429

Adam T. Berlew	12,528	*	–	12,528

Daniel J. Ludeman	12,258	*	–	12,258

James P. Kavanaugh	5,058	*	–	5,058

Maryam S. Brown	3,164	*	–	3,164

Lisa L. Carnoy	3,164	*	–	3,164

Directors and Executive Officers as a Group: 19 persons, includes 3 persons not listed above	3,534,815	3.45%	1,156,656	4,691,471

(*)	Shares beneficially owned do not exceed 1% of the outstanding shares of our common stock.
(1)

Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. These shares were listed on regulatory filings by each of the individual directors or executive officers.

(2)

Includes the following shares which have been allocated to such persons under the 401(k) Plan, respectively: Mr. Kruszewski, 2,106; Mr. Zemlyak, 32,046; Mr. Nesi, 186; Mr. Marischen, 3,564; and directors and executive officers as a group, 40,708. Also includes the following shares underlying stock units held by such persons and which are currently vested or which vest within 60 days following of April 8, 2024: Ms. Maryam Brown, 3,164; Mr. Michael Brown, 2,504; Ms. Carnoy, 3,164; Mr. Zimmerman, 2,504; Mr. Grady, 0; Mr. Peacock, 2,504; Ms. Markus,

Proxy Statement for the 2024 Annual Meeting of Shareholders	62

2,504; Mr. Berlew, 2,504; Mr. Ludeman, 2,504; Mr. Kavanaugh, 2,504; and directors and officers as a group, 23,856. Also includes the following RSAs: Mr. Kruszewski, 23,986; Mr. Zemlyak, 10,795; Mr. Nesi, 13,193.
(3)

Based upon 102,574,011 shares of common stock issued and outstanding as of April 8, 2024, and, for each director, officer or the group, the number of shares subject to options or stock units which the director, officer, or the group has the right to acquire currently or within 60 days following that date.

(4)

Includes unvested stock units that will not be converted to shares and delivered within the 60-day period after April 8, 2024, and, therefore, under applicable SEC rules, are not deemed to be “beneficially owned” as of that date. These include RSUs and PRSUs that meet the condition stated in the preceding sentence. PRSUs are included in this column at the “Target” level, but may vest at between 0% and 200% of the “Target” level, as more fully described beginning on page 42. The stock units generally will be transferred into common stock at the end of a three-to six-year period after the date of grant contingent upon the holder’s continued employment with us.

(5)	Includes 799,896 shares held in a limited liability company as to which Mr. Kruszewski has sole voting power (but of which Mr. Kruszewski disclaims 274,500 shares).
(6)

Includes 908,422 shares held in a limited liability company as to which Mr. Zemlyak has sole voting power plus 6,866 shares held in a trust for the benefit of Mr. Zemlyak’s child as to which he also has sole voting power.

(7)	Includes 22,574 shares held by the Nesi Family Foundation, 31,000 shares held by the Victor Nesi Family Trust and 54,732 held in various trusts for Mr. Nesi’s children.
(8)	Includes 15,724 shares held by the David A. Peacock Revocable Living Trust.
(9)	Includes 26,178 shares held by the Thomas W. Weisel Trust.
(10)	Includes 15,428 shares held by the Robert E. Grady Revocable Trust.

BENEFICIAL OWNERS WITH MORE THAN FIVE PERCENT OF OUR COMMON STOCK

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of April 8, 2024, the persons identified below were the only persons known to us to be a beneficial owner of more than 5% of our common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock (1)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,070,350 (2)	9.8%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	9,010,689 (3)	8.8%

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	6,094,715 (4)	5.9%

(1)	Based upon 102,574,011 shares of common stock issued and outstanding as of April 8, 2024.
(2)

The information shown is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024 by The Vanguard Group, Inc. It indicates that The Vanguard Group, Inc. has sole voting power as to 0 shares, and shared dispositive power as to 9,916,747 shares.

(3)

The information shown is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2024 by BlackRock, Inc. It indicates that BlackRock, Inc. has sole voting power as to 8,719,831 shares and sole dispositive power as to 9,010,689 shares.

(4)

The information shown is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2024 by Capital Research Global Investors. It indicates that Capital Research Global Investors has sole voting and sole dispositive power as to 6,094,715 shares.

BENEFICIAL OWNERSHIP BY EMPLOYEES

Employee ownership of our common shares is described throughout this Proxy Statement as a fully diluted shares held plus units scheduled to be converted and delivered within 60 days of the noted date, or, where noted, as all shares plus all units scheduled to be converted at any time. Shares listed for any individual employee include those as to which that employee has sole voting power but disclaims economic interests, such as those held for the benefit of children and current and former spouses. Where undelivered shares relate to PRSUs, the number of shares is valued at the “Target” level for reporting purposes, unless otherwise noted.

Proxy Statement for the 2024 Annual Meeting of Shareholders	63

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

How do I participate in this year’s virtual-only Annual Meeting?

Our 2024 Annual Meeting of Shareholders will be virtual-only. Shareholders as of the record date and holders of valid proxies may attend and participate the meeting online, vote electronically and submit questions before and during the meeting by visiting www.meetnow.global/MT2N47N on Wednesday, June 5, 2024 at 9:30 a.m., Central Time. There is no physical location for the meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Anyone may enter the meeting as a guest in listen-only mode, but only shareholders as of the record date and holders of valid proxies may participate. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a registered shareholder (that is, if you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to participate in the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Stifel Financial Corp. (SF) holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on May 31, 2024, using one of the following methods:

▶	First Class, Registered or Certified Mail: Computershare, c/o Stifel Financial Corp Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

▶	Courier Services: Computershare, 150 Royall St, Suite 101, Canton, MA 02021

▶	Email: Forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com

▶	Telephone: 1-800-884-4225

▶	Investor Centre™ portal: www.computershare.com/investor

Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy using the methods described in the Notice of Internet Availability of Proxy Materials we have sent to you, or by following the instructions at www.investorvote.com/sf.

Our virtual meeting procedures are intended to authenticate shareholders’ identities, allow shareholders to give their voting instructions, confirm that shareholders’ instructions have been recorded properly, and comport with applicable legal requirements.

Who is soliciting my vote?

Our Board is soliciting your vote at the Annual Meeting.

What will I be voting on?

1.	Election of eleven Directors, each as nominated by the Board.

2.	An advisory vote to approve executive compensation (Say on Pay).

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.

How many votes do I have?

You will have one vote for each share of Company common stock you owned on the record date, April 8, 2024, for each of the directors to be elected and on each other proposal presented at the Annual Meeting. Common stock is our only class of outstanding stock. There is no cumulative voting in the election of directors.

Who can vote at our Annual Meeting?

You can vote your shares of common stock at our Annual Meeting if you were a shareholder at the close of business on April 8, 2024, the record date for our Annual Meeting. As of April 8, 2024, there were 102,574,011 shares of common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting.

Proxy Statement for the 2024 Annual Meeting of Shareholders	64

How many votes must be present to hold the meeting?

51,287,006 votes, which represents a majority of the votes that can be cast at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

Does any single shareholder control as much as 5% of any class of Stifel’s common stock?

There are three shareholders each that beneficially own over 5% of our common stock. They are described on page 64.

How do I vote?

You can vote either by proxy, with or without participating in the Annual Meeting, or by participating in the virtual-only Annual Meeting. To vote electronically via the Internet, please follow the instructions provided at www.investorvote.com/sf. Alternatively, to vote via telephone, please call (800) 652-VOTE (8683). If you requested that a proxy card be mailed to you, you may fill out your proxy card, date and sign it, and return it in the provided postage-paid envelope. We must receive your proxy card no later than the close of business on May 31, 2024 for your proxy to be valid and for your vote to count. Our employees who participate in our employee benefit plans may vote those shares via the links on our intranet or may have their proxy card mailed to them. If you want to vote by participating directly in the virtual-only Annual Meeting, you must follow the instructions describe above in the answer to the question How do I participate in this year’s virtual-only Annual Meeting?

How many shares are held in the Stifel Financial, Incorporated Profit Sharing 401(k) Plan?

On April 8, 2024, the Stifel Financial, Incorporated Profit Sharing 401(k) Plan (the “401(k) Plan”) held 2,029,839 shares of our common stock in the name of Empower, as trustee of the 401(k) Plan. If you are a participant in the 401(k) Plan, you may instruct Prudential how to vote shares of common stock credited to your 401(k) Plan account by indicating your instructions by voting via the links on our intranet or by requesting a proxy card and returning it to us by the close of business on May 31, 2024. A properly executed proxy card or instructions received via the links on our intranet will be voted as directed. If no proper voting direction is received, Prudential, in its capacity as the 401(k) Plan trustee, will vote your shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan.

Can I change my vote?

Yes. Prior to the meeting date, you may cast a new vote by telephone, Internet, or via the links on our intranet, or request and return a proxy card with a later date, or send a written notice of revocation to Mark P. Fisher, our Corporate Secretary, at One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102, or e-mail us at investorrelations@stifel.com. If you participate in the virtual-only Annual Meeting, you can request that your previously submitted proxy not be used.

What are the votes required for these items?

▶

In an uncontested election, as is the case in this election, each nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the “withhold” votes cast against such nominee’s election. Shares represented by your proxy will be voted in accordance with your direction as to the election of directors from the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted “for” the election of each nominee. In the event any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the remaining nominees and any substitute nominee recommended by the Board.

▶	The affirmative vote of a majority of the shares of our common stock cast at the meeting or by proxy is required for approval of each other item.

What if I don’t vote for some of the matters listed in these proxy materials or on my proxy card?

If you vote for some, but not all, matters electronically or by telephone, or return a proxy card without indicating your vote with regard to a particular matter, your shares will be voted “for” all of the nominees listed on the card for which you do not indicate a contrary intention, and “for” each of items 2 and 3, except to the extent you indicate a contrary intention, and your shares will be voted in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Proxy Statement for the 2024 Annual Meeting of Shareholders	65

How are broker non-votes and abstentions treated?

Under the rules of the NYSE, because the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, your broker or nominee may return proxy cards that vote uninstructed shares “FOR” or “AGAINST” Item 3, which is a routine matter, but your broker or nominee may not vote your shares without your specific voting instructions on Items 1 and 2, which are non-routine matters. Accordingly, if you do not instruct your broker or nominee as to how to vote your shares on Items 1 and 2, this would be a broker “non-vote”, and your shares would not be counted as having been voted on the applicable proposal. We therefore encourage you to instruct your broker or nominee on how you wish to vote your shares. Please vote; your vote is important. Voting on matters presented at shareholders meetings, particularly the election of directors, is the primary method for shareholders to influence the direction taken by a publicly traded company. We urge you to participate in the election through any of the above-noted means. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. When tabulating the voting results for any particular proposal, shares that constitute broker non-votes and, pursuant to our By-Laws, abstentions are not considered votes cast on that proposal. Accordingly, broker non-votes and abstentions will not affect the outcome of any matter being voted on at the Annual Meeting. In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders. We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is adjourned or postponed?

Your proxy will still be valid and may be voted at the adjourned or postponed meeting.

Why did I receive a one-page notice of internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the SEC rules, we have elected to provide access to our proxy materials over the Internet, which reduces our costs and the environmental impact of our Annual Meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners who have not previously requested a printed or electronic set of proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Statement and annual report and vote online, and how to request a printed set of proxy materials.

How can I access Stifel’s proxy materials and annual report electronically?

To vote electronically via the Internet, you will need your control number, which was provided to you in the Notice of Internet Availability of Proxy Materials or the proxy card included fin your printed or electronic set of proxy materials. Once you have your control number, you may go to www.investorvote.com/sf and enter your control number when prompted to vote. To request the proxy materials electronically, you may either call (800) 652-VOTE (8683) or send an e-mail requesting electronic delivery of the materials to investorrelations@stifel.com. Additionally, the proxy materials are available at www.investorvote.com/sf and at www.stifel.com/investorrelations.

How can I make a Shareholder Proposal for the 2025 Annual Meeting?

In order to be considered for inclusion in the proxy statement for the 2025 Annual Meeting of Shareholders, the written proposal must be received at our principal executive offices no earlier than February 5, 2025 and no later than March 7, 2025, which is not less than 90 days or more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. The proposal should be addressed to Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies. Shareholder proposals not intended to be included in the Company’s proxy statement may be brought before an Annual Meeting in accordance with the advance notice procedures detailed in our By-Laws. Shareholder proposals must be in proper written form and meet the detailed disclosure requirements set forth in our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth these requirements, you should write to Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. Any proposals that we receive that are not in accordance with the above standards will not be voted on at the 2025 Annual Meeting. A shareholder may nominate candidates for election as directors at shareholder meetings by following the procedures set forth in this proxy statement on page 22.

Proxy Statement for the 2024 Annual Meeting of Shareholders	66

OTHER MATTERS

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, annual reports, and other deliverables with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household our deliverables to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of distributed materials, or if you are receiving multiple copies of distributed materials and wish to receive only one, please contact us in writing or by telephone at Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102, (415) 364-2500. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

Other Business

Management knows of no business to be brought before the Annual Meeting other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to participate in the virtual meeting directly, we urge you to promptly vote your shares over the Internet, by telephone, or if you requested printed copies of the proxy materials, you can vote by dating, signing, and returning the proxy card in the postage-paid return envelope. Your cooperation in giving this your prompt attention is appreciated.

Miscellaneous

The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail, telephone, Internet, or other electronic means. They also may be solicited by officers and regular employees of us and our subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

By Order of the Board of Directors,

Mark P. Fisher, Corporate Secretary

April 26, 2024

Proxy Statement for the 2024 Annual Meeting of Shareholders	67

STIFEL

Stifel Financial Corp. | www.stifel.com
One Financial Plaza | 501 North Broadway | St. Louis, Missouri 63102

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/SF or scan the QR code – login details are located inthe shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SF
Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR each of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

01 - Adam T. Berlew	02 - Maryam S. Brown	03 - Michael W. Brown
04 - Lisa L. Carnoy	05 - Robert E. Grady	06 - James P. Kavanaugh
07 - Ronald J. Kruszewski	08 - Daniel J. Ludeman	09 - Maura A. Markus
10 - David A. Peacock	11 - Thomas W. Weisel	12 - Michael J. Zimmerman

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10	11	12
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

.		For	Against	Abstain			For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of our named executive officers (say on pay).	☐	☐	☐	3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.	☐	☐	☐

4.	To consider and act upon other business as may properly come before the meeting and any adjournment or postponement thereof				.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

The 2024 Annual Meeting of Shareholders of Stifel Financial Corp. will be held on

Wednesday, June 5, 2024 at 9:30 a.m. Central Time, virtually via the Internet at www.meetnow.global/MT2N47N.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 5, 2024: Our Proxy Statement and 2023 Annual Report are available at:

www.investorvote.com/sf or www.stifel.com/investor-relations/annual-reports

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Stifel Financial Corp.

Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – June 5, 2024

Ronald J. Kruszewski and Mark P. Fisher, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Stifel Financial Corp. to be held on June 5, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees listed and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   (Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.